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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
OVERSEAS SHIPHOLDING GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OVERSEAS SHIPHOLDING GROUP, INC.
666 THIRD AVENUE, NEW YORK, N.Y. 10017
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 10, 2008

         TO THE STOCKHOLDERS OF OVERSEAS SHIPHOLDING GROUP, INC.:

        You are cordially invited to attend the Annual Meeting of Stockholders of Overseas Shipholding Group, Inc., which will be held at the corporate headquarters of Overseas Shipholding Group, Inc., 666 Third Avenue, Sixth Floor, New York, New York, on Tuesday, June 10, 2008, at 2:00 P.M.

        The meeting will be held for the following purposes:

  (1)
  To elect thirteen directors, each for a term of one year;

  (2)
  To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as the Corporation's independent registered public accounting firm for the year 2008;

  (3)
  To consider and act upon a proposal to approve an amendment and restatement of the Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan, and re-approve the section 162(m) performance goals under such plan.

  (4)
  To transact such other business as may properly be brought before the meeting.

        Stockholders of record at the close of business on April 17, 2008 will be entitled to vote at the meeting. The stockholders list will be open to the examination of stockholders for any purpose germane to the meeting, during ordinary business hours, for ten days before the meeting at the Corporation's offices, 666 Third Avenue, Fifth Floor, New York, N.Y.

        Whether or not you expect to be present at the meeting in person, please date and sign the enclosed proxy and return it without delay in the enclosed envelope, which requires no postage if mailed in the United States.

        We urge you to exercise your privilege of attending the meeting in person. In that event, the Corporation's receipt of your proxy will not affect in any way your right to vote in person.

                      By order of the Board of Directors,

                      JAMES I. EDELSON
                      General Counsel and Secretary

New York, N.Y.
April 29, 2008

IMPORTANT
PLEASE SIGN, DATE AND PROMPTLY RETURN THE
ENCLOSED PROXY IN THE ENCLOSED RETURN ENVELOPE

Important Notice Regarding the Availability of
Proxy Materials for the Annual Meeting of Stockholders to be held on June 10, 2008

        The Corporation's proxy statement is attached. Financial and other information concerning the Corporation is contained in the Corporation's Annual Report for the fiscal year ended December 31, 2007. Pursuant to new rules promulgated by the Securities and Exchange Commission ("SEC"), the Corporation has elected to provide access to proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of its proxy materials on the Internet. In accordance with new SEC rules, you may access this proxy statement and the Corporation's 2007 Annual Report at http://www.osg.com/proxy, which does not have "cookies" that identify visitors to the site.

OVERSEAS SHIPHOLDING GROUP, INC.
666 Third Avenue, New York, N.Y. 10017

PROXY STATEMENT

        The accompanying proxy is solicited on behalf of the Board of Directors of Overseas Shipholding Group, Inc. (the "Corporation") for use at the Annual Meeting of Stockholders to be held on June 10, 2008. Any stockholder giving a proxy may revoke it at any time before it is exercised at the meeting.

        Only stockholders of record at the close of business on April 17, 2008 (the "record date") will be entitled to vote at the Annual Meeting. The Corporation has one class of voting securities, its Common Stock, of which 30,793,713 shares were outstanding on the record date and entitled to one vote each. This proxy statement and the accompanying proxy will first be sent to stockholders on or about April 29, 2008.

ELECTION OF DIRECTORS

        The thirteen nominees for election at the forthcoming meeting, all of whom are presently directors of the Corporation, are listed below. The nominees listed below were selected by the Board upon the recommendation of the Corporate Governance and Nominating Committee. Unless otherwise directed, the proxy will be voted for the election of these nominees, to serve for the ensuing year and until their successors are elected and qualify.

        The table below sets forth information as to each nominee, and includes the amount and percentage of the Corporation's Common Stock of which each nominee, and all directors, nominees and executive officers as a group, were the "beneficial owners" (as defined in regulations of the Securities and Exchange Commission (the "SEC")) on the record date, all as reported to the Corporation. In accordance with SEC regulations, the table includes, in the case of certain of the directors, shares owned by entities in which the nominee, by reason of his position or interest, shares the power to vote or to dispose of securities.

Name and Age	Principal Occupation	Served as Director Since	Shares of Common Stock Beneficially Owned(a)		Percentage of Common Stock Beneficially Owned
Nominees:
Morten Arntzen, 53	President and Chief Executive Officer of the Corporation.	2004	295,421	(b)	1.0%
Oudi Recanati, 58	Director of companies.	1996	3,138,814	(c)(d)(m)	10.2%
G. Allen Andreas III, 38	Director, Delaware Street Capital, LLC, investment management company.	2004	7,500	(d)(e)	—
Alan R. Batkin, 63	Vice Chairman of Eton Park Capital Management, L.P., global, multi-disciplinary investment firm.	1999	6,000	(d)(f)(g)	—
Thomas B. Coleman, 65	Chief Executive Officer of International-Matex Tank Terminals, deep water bulk liquid terminals and logistics.	2003	9,500	(d)(h)	—
Charles A. Fribourg, 51	Directeur General, Finagrain S.A., agribusiness investment holding company and a subsidiary of Continental Grain Company	2000	14,558	(d)(i)	—
Stanley Komaroff, 73	Senior Advisor, Henry Schein, Inc., distributor of healthcare products and services.	1993	2,924	(d)(j)	—
Solomon N. Merkin, 51	President, Leib Merkin, Inc., private investment company.	1989	17,000	(d)(f)	0.1%
Joel I. Picket, 69	Chairman of the Board and Chief Executive Officer, Gotham Organization Inc., real estate, construction and development.	1989	4,000	(d)(k)	—
Ariel Recanati, 44	President, Maritime Overseas Corporation, a private family management company.	1999	3,128,314	(d)(l)(m)	10.2%
Thomas F. Robards, 61	Principal, Robards & Company LLC, investment advising and consulting services.	2005	7,500	(n)	—
Jean-Paul Vettier, 63	Senior Advisor to First Reserve Corporation, a private equity firm, and Roland Berger Strategy Consultants, a consulting firm.	2006	5,000	(o)	—

Michael J. Zimmerman, 57	Chairman of the Board of the Corporation; Executive Vice President and Chief Financial Officer, Continental Grain Company, diversified agribusiness and investments.(p)	2000	16,500	(d)(i)	0.1%
All directors, nominees and executive officers as a group (23 persons)			3,744,140	(q)	12.0%

(a)
Includes the shares of Common Stock issuable within 60 days of April 17, 2008 upon the exercise of all options owned by the indicated stockholders on that date. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned.

(b)
Includes 72,049 shares granted to Mr. Arntzen by the Corporation pursuant to restricted stock agreements which are subject to vesting restrictions on April 17, 2008. Also includes 171,697 shares of Common Stock issuable upon exercise of stock options.

(c)
Includes 3,049,237 shares as to which Mr. Oudi Recanati may be deemed to share the power to vote and dispose of under a stockholders agreement, dated as of April 16, 2003 among members of the Recanati family, as amended (the "Stockholders Agreement"); and 77,077 shares as to which he may be deemed to share the power to vote and dispose of by virtue of his positions as an officer and director of the Recanati Foundation. Also includes 12,500 shares of Common Stock issuable upon the exercise of stock options.

(d)
Does not include 3,089 restricted stock units, none of which can be converted into shares of Common Stock while such non-employee director remains a member of the Board.

(e)
Consists of 7,500 shares of Common Stock issuable upon exercise of stock options.

(f)
Includes 5,000 shares of Common Stock issuable upon exercise of stock options.

(g)
Mr. Batkin shares with his wife voting and investment control over 1,000 shares of Common Stock.

(h)
Includes 8,500 shares of Common Stock issuable upon exercise of stock options.

(i)
Includes 11,500 shares of Common Stock issuable upon exercise of stock options.

(j)
Includes 2,000 shares of Common Stock issuable upon exercise of stock options.

(k)
Includes 3,000 shares of Common Stock issuable upon exercise of stock options.

(l)
Includes 3,049,237 shares of Common Stock as to which Mr. Ariel Recanati may be deemed to share the power to vote pursuant to the Stockholders Agreement (he may be deemed to share the power to dispose of only 2,529,362 of these shares); and 77,077 shares as to which he may be deemed to share the power to vote and dispose of by virtue of his position as a director of the Recanati Foundation. Also includes 2,000 shares of Common Stock issuable upon exercise of stock options.

(m)
Mr. Oudi Recanati is the first cousin of Mr. Ariel Recanati.

(n)
Consists of 7,500 shares of Common Stock issuable upon exercise of stock options. Does not include 2,044 restricted stock units, none of which can be converted into shares of Common Stock while such non-employee director remains a member of the Board.

(o)
Consists of 5,000 shares of Common Stock issuable upon exercise of stock options. Does not include 1,014 restricted stock units, none of which can be converted into shares of Common Stock while such non-employee director remains a member of the Board.

(p)
Mr. Zimmerman was elected as the nonexecutive Chairman of the Board of the Corporation in 2004.

(q)
Includes 362,718 shares of Common Stock issuable upon exercise of stock options. See Notes (b), (c), (e), (f), (h) through (l), (n) and (o) above.

        Each director has been principally engaged in his present employment for the past five years, except: Mr. Morten Arntzen, who served as the Chief Executive Officer of American Marine Advisors, Inc., a merchant banking firm serving the maritime industry, for more than five years prior to year end 2003; Mr. Andreas who served for more than five years prior to October 2004 as Vice President of Allen & Company, an investment banking and asset management company; Mr. Batkin, who served as Vice Chairman of Kissinger Associates, Inc., a geopolitical consulting firm, for more than five years prior to February 28, 2007; Mr. Komaroff, who served as Senior Partner of the law firm of Proskauer Rose LLP for more than five years prior to year end 2003; Mr. Merkin who served as Vice President of Leib Merkin Inc., a private investment company, for more than five years prior to August 2003; Mr. Robards, who served as Senior Vice President and Chief Financial Officer of the American Museum of Natural History from 2003 until 2004 and served as Chief Financial Officer of Datek Online Holding Corp., an online brokerage firm, from 2000 until 2003; and Mr. Vettier, who served as Chairman and Chief Executive Officer of Total Refining and Marketing (formerly TotalFinaElf Refining and Marketing) and a member of the Executive Committee of Total (formerly TotalFinaElf) for at least five years prior to April 1, 2006.

        Mr. Arntzen is a director of Chiquita Brands International and OSG America LLC, the general partner of OSG America L.P. Mr. Batkin is a director of Diamond Offshore Drilling, Inc., Hasbro, Inc. and Cantel Medical Corp. Mr. Coleman is a director of Superior Offshore International, Inc. Mr. Robards is a director of HSBC Investor Funds. Mr. Vettier is a director of Dresser-Rand Group Inc. Mr. Zimmerman is a director of Financial Federal Corporation and KBW, Inc. and is an advisory director of Smithfield Foods, Inc.

        If, for any reason, any nominee should not be available for election or able to serve as a director, the accompanying proxy will be voted for the election of a substitute nominee designated by the Board of Directors. The Board has no reason to believe that it will be necessary to designate a substitute nominee.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY NAMED EXECUTIVE OFFICERS

        The following table sets forth the beneficial ownership of shares of the Corporation's Common Stock as of April 17, 2008 by each of the Named Executive Officers listed in the Summary Compensation Table in this proxy statement other than Morten Arntzen, whose information is disclosed above along with the other directors.

Name	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Myles R. Itkin	47,285(1)	0.2%
Robert E. Johnston	42,873(2)	0.1%
Mats Berglund	39,693(3)	0.1%
Jonathan P. Whitworth	12,537(4)	—

(1)
Includes 26,822 shares of Common Stock issuable upon the exercise of stock options.

(2)
Includes 21,722 shares of Common Stock issuable upon the exercise of stock options.

(3)
Includes 22,145 shares of Common Stock issuable upon the exercise of stock options.

(4)
Includes 4,822 shares of Common Stock issuable upon the exercise of stock options.

INFORMATION AS TO STOCK OWNERSHIP

        Set forth below are the names and addresses of those persons, other than nominees for directors and entities they control (see "Election of Directors"), that are known by the Corporation to have been "beneficial owners" (as defined in regulations of the SEC) of more than 5% of the outstanding shares of the Corporation's Common Stock, as reported to the Corporation and the SEC.

Name and Address	Number of Shares Beneficially Owned*	Percent of Class*
Mrs. Diane Recanati(1)(2) 590 Fifth Avenue New York, New York 10036	3,126,314	10.2%**
Mr. Leon Recanati(1)(3) Medinat Hayehudim Street 85 Herzelia Pituah, Israel	3,126,314	10.2%**
Mr. Michael Recanati(1)(4) 590 Fifth Avenue New York, New York 10036	3,126,314	10.2%**
The Michael Recanati Trust(1)(5) 590 Fifth Avenue New York, New York 10036	3,049,237	9.9%**
Mrs. Yudith Yovel Recanati(1)(6) 64 Kaplan Street Herzliya, Israel	3,126,314	10.2%**
FMR LLC (7)(10) 82 Devonshire Street Boston, Massachusetts 02109	4,865,080	15.8%
John Fredriksen and Frontline Ltd. (8)(10) Par-La-Ville Place, 4th Floor 14 Par-La-Ville Road Hamilton, HM 08 Bermuda	2,994,900	9.7%
Advisory Research, Inc. (9)(10) 180 North Stetson St., Suite 5500 Chicago, Illinois 60601	1,669,915	5.4%

*
Unless otherwise stated in the notes to this table, the share and percentage ownership information presented is as of December 31, 2007.

**
Messrs. Oudi Recanati, Ariel Recanati and Leon Recanati, Mrs. Diane Recanati and Mrs. Yudith Yovel Recanati and The Michael Recanati Trust (whose trustees are Michael Recanati and Daniel Pearson) all share the power to vote 3,049,237 shares subject to a stockholders agreement dated as of April 16, 2003 among members of, or trusts for the benefit of members of, the Recanati family, as amended (the "Stockholders Agreement"). All of these persons (other than Daniel Pearson) also share the power to vote and dispose of the 77,077 shares owned by the Recanati Foundation. All of the shares that are subject to the Stockholders Agreement or owned by the Recanati Foundation are listed as beneficially owned by each of the foregoing persons under "Election of Directors" or in this table and are included in calculating such person's ownership percentage. The share and percentage ownership information for these persons or the Trust is as of April 17, 2008.

(1)
Mrs. Diane Recanati is the mother of Messrs. Oudi Recanati, a director of the Corporation, and Michael Recanati, the aunt of Mr. Ariel Recanati, a director of the Corporation, and the aunt of Mr. Leon Recanati and Mrs. Yudith Yovel Recanati, who are brother and sister.

(2)
Includes 3,049,237 shares subject to the Stockholders Agreement, as to which she may be deemed to share the power to vote (she shares the power to dispose of these shares with Messrs. Oudi Recanati and the Michael Recanati Trust). Also includes 77,077 shares held by the Recanati Foundation, which Mrs. Recanati may be deemed to share the power to vote and dispose of by virtue of her position as a director of the Recanati Foundation.

(3)
Includes 3,049,237 shares subject to the Stockholders Agreement, as to which he may be deemed to share the power to vote (he shares the power to dispose of only 2,529,362 of these shares); and 77,077 shares which he may be deemed to share the power to vote and dispose of by virtue of his position as a director of the Recanati Foundation.

(4)
Includes 3,049,237 shares subject to the Stockholders Agreement, as to which he may be deemed to share the power to vote and dispose; and 77,077 shares which he may be deemed to share the power to vote and dispose of by virtue of his position as a director of the Recanati Foundation.

(5)
Messrs. Michael Recanati and Daniel Pearson, as trustees of The Michael Recanati Trust, share the power to vote and direct the disposition of these 3,049,237 shares, which are subject to the Stockholders Agreement.

(6)
Includes 3,049,237 shares subject to the Stockholders Agreement, as to which she may be deemed to share the power to vote (she shares the power to dispose of only 2,529,362 of these shares); and 77,077 shares which she may be deemed to share the power to vote and dispose of by virtue of her position as a director of the Recanati Foundation.

(7)
As of December 31, 2007, FMR LLC has the sole dispositive power over 4,689,680 of these shares and sole voting power over 139,800 of these shares. Fidelity International Limited ("FIL"), the beneficial owner of 175,400 of these shares, is a separate and independent corporate entity from FMR LLC. FIL and FMR LLC believe that they are not acting as a "group" for purposes of section 13(d) under the Securities Exchange of 1934 but have voluntarily reported ownership of these shares on a joint basis.

(8)
As of March 30, 2008, Mr. Fredriksen has sole dispositive and voting power over none of these shares and shared dispositive and voting power over all of them. As of such date, Frontline Ltd. has sole voting and dispositive power over none of these shares and shared dispositive and voting power over 1,550,000 shares. Frontline has agreed to purchase 1,366,600 of these shares on May 29, 2008 from DnB Nor Bank ASA.

(9)
As of December 31, 2007, Advisory Research, Inc. has the sole dispositive power and sole voting power over all of these shares.

(10)
The information with respect to this beneficial ownership is according to such beneficial owner's filings with the SEC.

INFORMATION ABOUT THE BOARD AND CORPORATE GOVERNANCE

        Corporate Governance Guidelines.    The Board has adopted Corporate Governance Guidelines to promote the effective functioning of the Board and its committees, to promote the interests of all stockholders, and to ensure a common set of expectations as to how the Board, its various committees, individual directors and management should perform their functions. The Board believes that ethics and integrity cannot be legislated or mandated by directive or policy and that the ethics, character, integrity and values of the Corporation's directors and senior management remain the most important safeguards in quality corporate governance. The Corporate Governance Guidelines are posted on the Corporation's website, which is www.osg.com, and are available in print upon the request of any stockholder of the Corporation. Under the Corporate Governance Guidelines, each director is expected to attend all Board meetings and all meetings of committees of which he is a member. Meeting materials are provided to Board and Committee members prior to meetings, and members are expected to review such materials prior to each meeting.

        Policies and Procedures for Approval of Related Party Transactions.    Related party transactions may present potential or actual conflicts of interest and create the appearance that Corporation decisions are based on considerations other than the best interests of the Corporation and its stockholders. The Corporation's Code of Business Conduct and Ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest to disclose fully all the relevant facts to the Corporation's legal department. In addition to this reporting requirement, to identify related party transactions, each year the Corporation submits and requires its directors and executive officers to complete Director and Officer questionnaires identifying any transactions with the Corporation in which the director or officer has an interest. Management and the legal department carefully review the terms of all related party transactions. Management reports to the Board on all proposed related party transactions with directors and executive officers. Upon the presentation of a proposed related party transaction to the Board, the related party if a director is excused from participation and voting on the matter. In deciding whether to approve the related party transaction, the Board determines whether the transaction is on terms that could be obtained in an arm's length transaction with an unrelated third party. If the related party transaction is not on such terms, it will not be approved.

        Independence.    Under the Corporate Governance Guidelines, which incorporate the standards established by the New York Stock Exchange ("NYSE"), the Board must consist of a majority of independent directors. As determined by the Board, as of the date of this Proxy Statement, twelve of the thirteen nominees, namely Messrs. Oudi Recanati, Andreas, Batkin, Coleman, Fribourg, Komaroff, Merkin, Picket, Ariel Recanati, Robards, Vettier and Zimmerman, have been determined to be independent under the Corporate Governance Guidelines because no relationship was identified that would automatically bar them from being characterized as independent, and any relationships identified were not so material as to impair their independence The Board annually reviews relationships that directors may have with the Corporation to make a determination of whether there are any material relationships that would preclude a director from being independent.

        The Corporation and Maritime Overseas Corporation ("MOC"), a private family management company whose President is Ariel Recanati, a director of the Corporation, are parties to a sublease pursuant to which the Corporation subleases to MOC approximately 2,850 square feet of office space at its New York offices. The sublet space is separate from the Corporation's offices and has a separate entrance. The sublease began at the end of January 2007 and is for a term of five years plus one month, which may be reduced to three years by notice from either the Corporation or MOC given prior to June 2009. The annual rent is approximately $185,000, plus additional rent for increases in real estate taxes, operating expenses and electricity. An independent real estate brokerage firm has determined that the rent under the sublease was the fair market rental value of the rental space at the time the sublease was entered into. The Board of Directors believes that the terms of the sublease were fair and reasonable to the Corporation at the time the sublease was entered into and that the terms were comparable to terms that could be obtained in an arm's length transaction with an unrelated third party.

        In determining that this relationship was not material with respect to Ariel Recanati or his first cousin Oudi Recanati, the Board considered that the annual payments to be made by MOC to the Corporation under the sublease would never approach an amount that would bar independence under the NYSE listing standards. The Board concluded that based on all of the relevant facts and circumstances the sublease did not constitute a material relationship with the Corporation that represents a potential conflict of interest or otherwise interferes with the exercise by either Ariel Recanati or Oudi Recanati of his independent judgment from management of the Corporation.

        Meetings of the Board.    The Board held seven meetings during 2007. Each director attended at least 75% of the total number of meetings of the Board and Board committees of which he was a member.

        Annual Meetings of Stockholders.    Directors are not required, but are strongly encouraged, to attend the Annual Meeting of Stockholders. In 2007, all of the Directors attended the Annual Meeting of Stockholders.

        Communications with Board Members.    Interested parties, including stockholders, may communicate with any director, with the nonexecutive Chairman of the Board or with the non-management directors as a group by sending a letter to the attention of such director, the nonexecutive Chairman of the Board or such non-management directors as a group, as the case may be, in care of the Corporation's Corporate Secretary, 666 Third Avenue, Fifth Floor, New York, New York 10017. The Corporate Secretary opens and forwards all such correspondence (other than advertisements and other solicitations) to directors unless the director to whom the correspondence is addressed has requested that the Corporate Secretary forward correspondence unopened. Unless the context otherwise requires, the Corporate Secretary will provide any communication addressed to the Board to the director most closely associated with the nature of the request based on Committee membership and other factors.

        Code of Ethics.    The Corporation has adopted a code of ethics which is an integral part of the Corporation's business conduct compliance program and embodies the commitment of the Corporation and its subsidiaries to conduct operations in accordance with the highest legal and ethical standards. The Code of Ethics applies to all of the Corporation's officers, directors and employees. Each is responsible for understanding and complying with the Code of Ethics. The Code of Ethics is posted on the Corporation's website and is available in print upon the request of any stockholder of the Corporation.

        Executive Sessions of the Board.    To ensure free and open discussion and communication among the non-management directors, the Corporate Governance Guidelines provide that non-management directors meet in executive session at the end of each regular meeting of the Board; at least one of such executive sessions shall exclude non-management directors who do not qualify as independent. In accordance with the Guidelines, the nonexecutive Chairman of the Board of Directors chairs the executive sessions. Any non-management director can request that an additional executive session be scheduled.

Committees

        The Corporation has three standing committees of its Board: the Audit Committee, the Corporate Governance and Nominating Committee and the Compensation Committee. Each of these committees has a charter that is posted on the Corporation's website and is available in print upon the request of any stockholder of the Corporation.

        Audit Committee.    The Audit Committee is required to have no fewer than three members all of whom must be and are independent directors. During 2007, the Audit Committee consisted of Messrs. Robards (Chairman), Picket, Andreas and Ariel Recanati. The Board determined that Mr. Robards is an audit committee financial expert, as defined by rules of the SEC. The Audit Committee met seven times during 2007.

        The Audit Committee oversees the Corporation's accounting, financial reporting process, internal controls and audits and consults with management, internal auditors and the Corporation's independent registered public accounting firm on, among other things, matters related to the annual audit, and published financial statements and the accounting principles applied. As part of its duties, the Audit Committee retains the Corporation's independent registered public accounting firm, subject to stockholder ratification. It maintains direct responsibility for the compensation and oversight of the Corporation's independent registered public accounting firm and evaluates the independent registered public accounting firm's qualifications, performance and independence. The Audit Committee has established policies and procedures for the pre-approval of all services provided by the Corporation's independent registered public accounting firm.

        Corporate Governance and Nominating Committee.    The Corporate Governance and Nominating Committee is required to have no fewer than two members, all of whom must be and are independent directors. During 2007, the Corporate Governance and Nominating Committee consisted of Messrs. Oudi Recanati (Chairman), Komaroff, Merkin, Zimmerman and Batkin. The Committee is required to meet as many times as necessary each year. In 2007, the Corporate Governance and Nominating Committee met four times. The Corporate Governance and Nominating Committee considers and makes recommendations on matters related to the practices, policies and procedures of the Board and takes a leadership role in shaping the corporate governance of the Corporation. As part of its duties, the Committee assesses the size, structure and composition of the Board and Board committees, coordinates evaluation of Board performance and reviews Board compensation. The Committee also acts as a screening and nominating committee for candidates considered for election to the Board. In this capacity it concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors set forth in the Corporate Governance Guidelines. The Committee evaluates prospective nominees identified on its own initiative or referred to it by other Board members, management, stockholders or external sources and all self-nominated candidates. The Committee uses the same criteria for evaluating candidates nominated by stockholders and self-nominated candidates as it does for those proposed by other Board members, management and search consultants.

        The Committee considers the following criteria for identifying and recommending qualified candidates for membership on the Board, seeking to maintain within these criteria appropriate diversity of individuals on the basis of gender, ethnic heritage, international background and life experiences:

  •
  judgment, character, age, integrity, expertise, tenure on the Board, skills and knowledge useful to the oversight of the Corporation's business;

  •
  status as "independent" or an "audit committee financial expert" or "financially literate" as defined by the NYSE or the SEC;

  •
  high level managerial, business or other relevant experience, including, but not limited to, experience in the industries in which the Corporation operates, and, if the candidate is an existing member of the Board, any change in the member's principal occupation or business associations;

  •
  absence of conflicts of interest with the Corporation;

  •
  status as a U.S. citizen; and

  •
  ability and willingness of the candidate to spend a sufficient amount of time and energy in furtherance of Board matters.

        A stockholder may recommend a person as a nominee for director by writing to the Corporate Secretary of the Corporation. Recommendations must be received by December 31, 2008 in order for a candidate to be considered for election at the 2009 Annual Meeting. Each recommendation for nomination should contain the following information: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had such nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. All the director nominees named in this proxy statement were evaluated under the criteria set forth above and recommended by the Corporate Governance and Nominating Committee for election by stockholders at the Annual Meeting.

        All nominees for election at the Annual Meeting were previously elected to the Board by stockholders.

        Compensation Committee.    The Compensation Committee is required to have no fewer than two members, all of whom must be and are independent directors. During 2007 the Compensation Committee consisted of Messrs. Fribourg (Chairman), Oudi Recanati, Coleman and Vettier. The Committee met four times during 2007. The Compensation Committee makes recommendations to the Board as to the Corporation's general compensation philosophy, determines which of the corporate goals and objectives established by the Board are relevant to the compensation of the Corporation's Chief Executive Officer ("CEO"), evaluates the performance of the CEO in light of those goals and objectives, and determines and approves the CEO's compensation level based on this evaluation; establishes annual compensation, including benefits and perquisites of all executive officers of the Corporation, and reports such determinations and actions to the Board; reviews and approves employment agreements, severance agreements, change of control agreements and other similar agreements relating to executive officers; and establishes, modifies and makes grants under incentive-compensation plans and equity-based plans, and monitors such plans and their administration. The Compensation Committee also reviews the Compensation Discussion and Analysis included in this proxy statement, discusses that Analysis with management and makes a recommendation to the Board as to whether to include that Analysis in the proxy statement in accordance with applicable rules and regulations of the SEC.

COMPENSATION AND CERTAIN TRANSACTIONS

Compensation Discussion and Analysis

        The following Compensation Discussion and Analysis provides information regarding the compensation program for the Corporation's Chief Executive Officer, its Chief Financial Officer and its three other most highly compensated executive officers serving during 2007, all of whom are listed in the Summary Compensation Table on page 25 of this proxy statement (collectively the "Named Executive Officers"). The Compensation Discussion and Analysis describes the objectives of the Corporation's compensation program, the elements of the compensation program and how each element fits into the Corporation's overall compensation objectives. The Compensation Committee is responsible for overseeing the compensation paid to all executive officers of the Corporation, including the Named Executive Officers.

Compensation Philosophy and Objectives

        The Corporation's compensation philosophy is to structure compensation to drive and support the Corporation's long-term goal of total stockholder return and sustainable growth. Sustainable growth means investing in long-term opportunities while meeting short-term commitments. The compensation program is designed to promote the following objectives:

  •
  to attract and motivate talented executives, and to encourage their long-term tenure with the Corporation;

  •
  to compensate executives directly based upon the value of their individual contributions in achieving corporate goals and objectives; and

  •
  to align incentive compensation with performance measures that motivate executives to maximize shareholder value.

        The Compensation Committee makes all compensation decisions with respect to the Named Executive Officers. The Chief Executive Officer assists the Compensation Committee in reaching compensation decisions with respect to the Named Executive Officers other than himself. The other Named Executive Officers do not play a role in their own compensation determination other than discussing individual performance objectives with the Chief Executive Officer. All decisions relating to the Chief Executive Officer's compensation are made by the Compensation Committee without management present. The Compensation Committee then reports these decisions to the Board of Directors.

        The Compensation Committee has the authority to engage independent advisors to assist it in carrying out its duties. For 2007, the Compensation Committee engaged Frederic W. Cook & Co. ("FWC") as its independent advisor with respect to executive compensation and incentive plan design. The Compensation Committee selected FWC based on the Committee's satisfaction with FWC's performance as the Committee's independent compensation advisors since 2004, as well as FWC's experience, reputation, familiarity with the business environment and knowledge of the shipping industry, current practices and emerging trends. During 2007, FWC's services to the Compensation Committee included compiling data on senior management compensation in the shipping industry, providing a detailed comparative analysis of compensation for each Named Executive Officer, advising with respect to a compensation program for employees who provide services to the Corporation's subsidiary OSG America L.P., and assisting in preparing certain of the compensation disclosures in the Corporation's Proxy Statement for the 2007 Annual Meeting of Stockholders as well as compiling data and advising the Corporate Governance and Nominating Committee of the Board of Directors as to compensation of non-employee directors. Except for providing services to the Compensation Committee and to the Corporate Governance and Nominating Committee, FWC has never provided any services to the Corporation. The amount of fees paid to FWC for their services for 2007 totaled approximately $160,000.

        The Compensation Committee takes many factors into account when making compensation decisions with respect to the Named Executive Officers, including the individual's performance, tenure and experience, internal equity among the Named Executive Officers, potential retention concerns and the individual's historical compensation. In addition, the Compensation Committee considers the performance of the Corporation and the executive's contribution to that performance. Finally, the Compensation Committee compares Named Executive Officer compensation against external market data.

Elements of the Corporation's Compensation Program

        The principal elements of the Corporation's compensation program are base pay, annual cash incentive awards and equity-based compensation. The Corporation also provides severance and termination payments, retirement benefits and limited welfare benefits (medical, disability and life insurance). In general, the Corporation targets total compensation at the top quartile of competitive positions of a select group of companies that the Compensation Committee believes to be an appropriate reference group (the "Compensation Comparison Group"). The Corporation's compensation program targets total compensation at the top quartile because the Corporation's compensation philosophy is to reward performance and place a large portion of total compensation at risk, dependent on the achievement of earnings goals by the Corporation and business units and specified safety, quality and environmental compliance objectives. The Corporation's Compensation Comparison Group consists of marine transportation or service corporations based in the United States whose executive compensation information is publicly available, which for 2007 were:

Alexander & Baldwin, Inc.	Helmerich & Payne, Inc.
Bristow Group Inc.	Kirby Corporation
Diamond Offshore Drilling, Inc.	OMI Corporation
ENSCO International Incorporated	Pride International, Inc.
General Maritime Corporation	Rowan Companies, Inc.
Global Industries, Ltd.	SEACOR Holdings, Inc.
GulfMark Offshore, Inc.	Tidewater Inc.

        While the Compensation Committee believes that the Compensation Comparison Group consists of those companies for which executive compensation information is publicly available that are most comparable to the Corporation, it views such companies as an imperfect peer group. The Corporation's direct competitors are principally either privately held and/or incorporated in foreign jurisdictions which do not require public disclosure of executive compensation. For this reason, a large number of companies in the Compensation Comparison Group are tangentially related to the Corporation (i.e. oil and gas equipment, storage and service providers) but are not tanker companies. In establishing certain elements of compensation for the Named Executive Officers, such as base salaries as discussed later, the Compensation Committee, assisted by FWC, focuses more intently on such compensation of senior management of those tanker companies in the Compensation Comparison Group that are, or were, direct competitors of the Corporation, such as General Maritime Corporation and OMI Corporation (which was acquired in 2007).

        The Corporation believes that the combination of competitive base salaries, annual incentives paid in cash, and equity-based compensation paid in the form of restricted stock and stock options comprises an effective and motivational executive compensation program. The program is designed to attract and retain talented executives and align the interests of senior management with those of stockholders in seeking to achieve, over time, above-average performance.

        In 2007, base salary, annual cash incentive award, and long term equity awards were each benchmarked against such forms of compensation paid by companies in the Compensation Comparison Group. The Corporation's compensation program targets total compensation at the top quartile of competitive positions in the Compensation Comparison Group. The Corporation seeks to provide competitive base salaries but places a greater emphasis on pay for performance by allocating a larger portion of total compensation "at risk" in the way of cash incentives and equity awards. Cash incentive compensation paid by the Corporation was generally higher than those paid by companies in the Compensation Comparison Group while the equity awards granted by the Corporation were significantly lower. Data reviewed by FWC and the Compensation Committee of compensation practices by our most direct peer shipping companies, General Maritime Corporation and OMI Corporation, showed that such companies paid a larger part of the variable incentive compensation in the form of equity awards and a smaller portion in the form of cash.

Base Salary

        The Corporation pays a base salary to attract talented executives and provide a secure base level of compensation. The Compensation Committee reviews executive base salaries in January of each year. The Committee does not have predetermined targets or ranges for base salaries. The Compensation Committee compares salaries of senior management of tanker companies in the Compensation Comparison Group that are most comparable to the Corporation with those of the Named Executive Officers and determines whether the salaries of the Named Executive Officers are at a level that is sufficient to attract and retain strong leaders when combined with the higher percentage of total potential compensation payable in the form of cash and equity incentives based on achievement of Corporation, business unit, and individual performance.

        Annual increases in base salary are not assured and adjustments take into account the individual's performance, responsibilities, experience, internal equity and external market practices. The Compensation Committee relies to a large extent on the Chief Executive Officer's evaluation of each Named Executive Officer's performance (other than his own) in deciding whether to make an adjustment to his base salary in a given year. In the case of a change in role, the Chief Executive Officer and the Compensation Committee consider new responsibilities, external pay practices and internal equity in addition to past performance and experience. The Compensation Committee applies the same factors in deciding whether to adjust the base salary of the Chief Executive Officer.

        The base salaries of the Named Executive Officers for 2006 and 2007 are set forth in the Summary Compensation Table. In January 2007, the base salary of the Chief Executive Officer was increased from $750,000 to $900,000 and the base salary of the Chief Financial Officer was increased from $605,000 to $660,000. The salary change for the Chief Executive Officer was his first increase since he joined the Corporation in 2004 and reflects his past performance, greater experience and a more competitive salary as compared to the salaries of the chief executive officers at two direct peer shipping companies, General Maritime Corporation and OMI Corporation. The amount of the salary increase was recommended by FWC based on its review of salaries at peer shipping companies. In addition, the salary increase was, with other compensation awards, designed to induce the Chief Executive Officer to extend the term of his employment letter by five years and bring his total compensation up to the targeted top quartile of his peer group.

        The salary change for the Chief Financial Officer was recommended by FWC and was his first increase since January 2000. The increase reflects his greater experience, his promotion to Executive Vice President during 2006 and expanded responsibilities concerning acquisitions, strategic planning and business unit structuring. The Chief Financial Officer is the second highest compensated officer of the Corporation and is paid significantly more than chief financial officers at companies in the Compensation Comparison Group. The Compensation Committee believes that the Chief Financial Officer's responsibilities are greater than the chief financial officers of other companies in the Compensation Comparison Group. When the Chief Financial Officer's total compensation is compared to the second highest paid executives at companies in the Compensation Comparison Group his total compensation is well within the Corporation's target range. The Compensation Committee believes that as the only Executive Vice President of the Corporation, and with more responsibilities than the other chief financial officers, the Chief Financial Officer is correctly benchmarked against the second highest paid executives of other companies.

        In connection with the Corporation's initiative to limit general and administrative expenses, the Chief Executive Officer recommended to the Compensation Committee that there be no increase in 2008 in the base salaries of the Corporation's executives, including the Named Executive Officers. The Compensation Committee approved this recommendation, which is consistent with the Corporation's philosophy to reward performance and place a larger portion of total compensation at risk.

Annual Cash Incentive Awards

        The Corporation pays an annual cash incentive under its Executive Performance Incentive Plan (the "Incentive Compensation Plan") to reward Named Executive Officers. The determination of the annual cash incentive is based upon the achievement of performance goals established by the Compensation Committee under the Incentive Compensation Plan for a given year during the first quarter of such year. The performance goals established for one year have no effect on the performance goals established for another year. For 2007, the Compensation Committee determined that maximum awards would be based on the Corporation's achievement of specified levels of earnings from shipping operations ("ESO"), defined as the Corporation's pre-tax net income adjusted to exclude amounts related to non-shipping income such as investment income reduced by related interest expense. The potential incentive cash awards were established as a percentage of the executive's base salary with the maximum incentive awards ranged from 60% to 300% of base salary depending on the Corporation's earnings from shipping operations. The ESO measure is an objective requirement and the maximum percentages of base salary serve as a limit on the amount of the cash award.

        At the same time the Compensation Committee adopted the performance goal for establishing the maximum amounts of the cash award, the Compensation Committee adopted three measures for determining the actual incentive awards for 2007. They were (i) the Corporation's ESO for such year; (ii) ESO and specified performance metrics of such executive's business unit (if any) for such year and (iii) the executive's achievement of individual goals. Each individual's objectives were carefully chosen to ensure integration and alignment with the Corporation's long-term objectives. The Incentive Compensation Plan is intended to satisfy the requirements for performance based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the maximum payment applying the three measures is subject to the maximum payment determined by the Compensation Committee as described above.

        For 2007, the Chief Executive Officer had a target bonus of 200% of base salary and each other Named Executive Officer had a target bonus of 100% of base salary. For the Chief Executive Officer potential bonuses ranged from 100% to 300% of base salary. For the other Named Executive Officers, potential bonuses ranged from 50% to 150% of base salary. Under the Incentive Compensation Plan, if the minimum performance measures are not achieved for a Named Executive Officer, he is not paid a bonus. The Compensation Committee established these target bonus percentages based on target cash incentive awards provided by the companies in the Compensation Comparison Group and other external market data compiled or evaluated by FWC as well as its comparison of compensation levels of the Corporation's executives with one another. The difference in target bonus percentages and the range of potential bonus percentage between the Chief Executive Officer and the Named Executive Officers in general reflects the differences in total compensation levels of chief executive officers in the Compensation Comparison Group compared with other executives in the Compensation Comparison Group.

        The three measures used to determine an individual's actual bonus for 2007, Corporation performance, business unit performance and individual performance, were given different weightings depending on whether the individual was a member of a business unit or the corporate staff. The Chief Executive Officer, the Chief Financial Officer and Mr. Robert E. Johnston (the Senior Vice President and Head of Shipping Operations) are members of the corporate staff. Messrs. Mats Berglund (the Senior Vice President and Head of Crude Transportation) and Jonathan P. Whitworth (the Senior Vice President and Head of the U.S. Flag Unit) are members of business units. For members of the corporate staff, the Corporation performance and individual performance measures were each weighted 50% in determining such member's annual bonus. For members of a business unit, business unit performance was weighted 50% and Corporation and individual performance measures were each weighted 25%.

        For each of the foregoing three measures for each Named Executive Officer other than the Chief Executive Officer there is a rating assigned on a scale of 0% to 150%, with 100% as the rating assigned for meeting each of (i) targeted ESO for the Corporation measure, (ii) targeted performance for the specific business unit calculated by averaging the ESO for the specific business unit with specified performance metrics and (iii) specified individual goals for the individual measure. The rating scale for each measure is based on 10% increments from 50% to 150%. If a rating for a measure is below 50%, the rating assigned to that measure is zero. No bonus is payable if the rating for the individual measure is below 50%. The amount of each Named Executive Officer's actual annual cash incentive award is determined as follows:

  Base Salary times (A plus B plus C) where

  A
  equals the Corporation rating measure times the weighting assigned to such measure,

  B
  equals the business unit rating measure (if any) times the weighting assigned to such measure, and

  C
  equals the individual rating measure times weighting assigned to such measure.

        For the Chief Executive Officer, the same methodology applies except that the ratings for the measures are assigned on a scale of 100% to 300% with 200% being the rating for meeting the target for each measure and the rating scale is based on 20% increments. The bonuses paid to the Named Executive Officers under the Incentive Compensation Plan for 2007 are set forth in the Summary Compensation Table. The bonuses were paid in January 2008 after the Compensation Committee certified to the attainment of the performance goals.

        The table below sets forth for the Corporation performance measure (achievement of specified levels of ESO for 2007 for the Corporation) and for the business unit performance measure (achievement of specified levels of ESO for 2007 for the Crude Transportation business unit for Mr. Mats Berglund and for the U.S. Flag Unit for Mr. Jonathan P. Whitworth) the corresponding percentage of base level that would be earned by each Named Executive Officer other than the Chief Executive Officer.

				Target ESO for Corporation, Crude Transportation Unit or U.S. Flag Unit (in thousands)
Performance Percentage of Base Salary	Percentage Achievement			Corporation	Crude Transportation Unit	U.S. Flag Unit
0%	Below 50%			—	—	—
55%	50%	—	60%	$128,692	$117,745	$9,455
65%	60%	—	70%	153,926	140,833	11,309
75%	70%	—	80%	179,159	163,920	13,163
85%	80%	—	85%	204,393	187,007	15,017
90%	85%	—	90%	217,010	198,551	15,944
95%	90%	—	100%	229,627	210,095	16,871
100%		100%		252,337	230,873	18,540
105%	100%	—	105%	264,954	242,417	19,467
110%	105%	—	110%	277,571	253,961	20,394
115%	110%	—	115%	290,188	265,504	21,321
120%	115%	—	120%	302,804	277,048	22,248
125%	120%	—	125%	315,421	288,592	23,175
130%	125%	—	130%	328,038	300,135	24,102
135%	130%	—	135%	340,655	311,679	25,029
140%	135%	—	140%	353,272	323,223	25,956
150%	140%	and	more

        For the Chief Executive Officer, the percentage achievement of target ESO were the same percentages as specified above but the corresponding performance percentages of base salary were double the percentages specified above (110% - 300% rather than 55% - 150%).

        For 2007 ESO for the Corporation was $214,815,000, ESO for the Crude Transportation Unit was $179,411,000 and ESO for the U.S. Flag Unit was $14,631,000.

        As noted earlier, the business unit performance measure consists of target ESO for such business unit and specified performance metrics. For 2007, such performance metrics for the Crude Transportation unit consisted of two commercial measures and three operational measures. The commercial metrics were (i) a comparison of time charter equivalent ("TCE") revenues achieved by the Aframax International pool of vessels compared with TCE revenues achieved by competitors' Aframax fleets and (ii) the percentage of the Crude Transportation unit's fleet of vessels that was subject to fixed rate contracts of affreightment, the higher the percentage the greater the stability of the amount of revenue. The operational measures were lost revenue days per vessel, lost time injury frequency and vetting observations per vessel. The Crude Transportation unit performance metrics score was 124.9%. The performance metrics for the U.S. Flag unit for 2007 consisted of specified increases in lightering volumes by the U.S. Flag lightering fleet, higher spot TCE rates compared with competitors vessels operating in the spot market, renewal of time charters at higher than budgeted rates, and decreases in lost time injury frequency, unscheduled out of service days and correctable observations for all U.S. flag vessels. The U.S. Flag unit performance metrics score was 99.6%.

        The individual performance measure consists of the different individual performance goals of each of the Named Executive Officers. The Compensation Committee, assisted by the Chief Executive Officer with respect to all the Named Executive Officers other than himself and exercising its subjective judgment, determines each Named Executive Officer's level of achievement of his individual performance goals.

        The principal individual performance goals for 2007 for the Chief Executive Officer were to fully integrate Maritrans Inc. into the Corporation's U.S. Flag operations, including relocating the US Flag operations from New York City to Tampa, Florida, to have a public offering of partnership units of OSG America L.P., a master limited partnership that owns or charters most of the Corporation's U.S. Flag vessels, to expand the Crude Transportation and Product business units, to improve the operational performance of the Corporation's fleet focusing on satisfying high standards for safety, quality and environmental compliance and to enhance the Corporation's government outreach program so that the Corporation's interests are appropriately considered by the federal government. For the Chief Financial Officer, his principal goals were to implement the public offering of partnership units of OSG America L.P., to refinance existing debt to reduce interest margins, to develop risk management programs in the Corporation's business units and to identify and pursue strategic and financial growth opportunities. The principal individual goals for Mr. Robert E. Johnston were to decrease lost revenue days, lost time incidents and spills at sea, to implement audits of vessel operations by the Corporation's external environmental auditor in accordance with the Corporation's environmental compliance plan and to implement a near miss reporting system with respect to incidents at sea. For Mr. Mats Berglund, his principal goals for 2007 were to expand the Crude Transportation fleet, including adding Suezmaxes to the fleet, acquire and integrate Heidmar Lightering into the Corporation's operations and increase the chartered-in fleet. For Mr. Whitworth, his principal individual goals were to develop and implement the public offering of partnership units of OSG America L.P., coordinate the integration of Maritrans Inc. into the Corporation, increase the Delaware Bay lightering business, establish and implement a recruiting strategy for Licensed Deck Officers in a shrinking pool of qualified candidates and develop a comprehensive government affairs strategy.

Equity-Based Compensation

        The Corporation's equity-based compensation program is intended to align the interests of the Corporation's executive officers with those of the stockholders, and to focus executives on the achievement of long-term performance objectives that are aligned with the Corporation's business strategy, thereby establishing a direct relationship between compensation and operating performance. The Compensation Committee determined that for 2007 50% of total equity based compensation for the Named Executive Officers would be paid in restricted stock and 50% would be paid in stock options. The Corporation believes that combined grants of restricted stock and stock options effectively balances the Corporation's objective of focusing the Named Executive Officers on delivering long-term value to stockholders with the goal of retaining talented executives and encouraging their long-term tenure with the Corporation. Grants of restricted stock provide executives with full ownership of Common Stock on the date the restriction lapses, providing value to executives. Unlike restricted stock, stock options only have value to the extent the price of Common Stock grows over the term of the award and, in this sense, are a motivational tool. Awards of restricted stock have historically vested in four equal annual installments commencing one year after the date of the stock award. Awards of stock options have historically vested in three equal annual installments commencing one year after the date of the option grant and have had an exercise term of ten years from the date of grant. The long-term vesting provisions of both the restricted stock and stock options further the goal of executive retention. All equity awards are made under the Corporation's 2004 Stock Incentive Plan.

        Annual restricted stock and stock option awards to eligible executives, including the Named Executive Officers, are made by the Compensation Committee each January at the meeting at which the Committee determines equity and non-equity awards. The Compensation Committee does not grant equity awards at other times of the year except in connection with the employment of a new executive or the renewal of a retention agreement with an executive. The fair market value and the exercise price of stock options are determined as of the closing price on the grant date. The Corporation does not backdate options or grant options retroactively. The Corporation does not have a program, plan or practice to time awards of restricted stock or stock options in coordination with the release of material nonpublic information.

        The value of equity awards granted to an executive, including each Named Executive Officer, is determined subjectively based on a number of factors, including the executive's general level of performance, salary level and recent noteworthy achievements. For an executive who has satisfied his individual objectives during the prior year, if the Corporation's performance goals and the Executive's business unit performance objectives have been met, then his total compensation of base salary, cash incentive award and equity-based compensation should place him in the top quartile of competitive positions in the shipping industry.

        On January 10, 2008, the Compensation Committee granted the Named Executive Officers, as part of their 2007 compensation, the number of shares of restricted stock and stock options set forth in the following table. The exercise price of the stock options is $64.92 per share, the closing price of a share of Common Stock on the date of grant.

Name	Number of Shares of Restricted Stock Granted	Number of Shares Underlying Stock Options Granted
Morten Arntzen	18,484	65,502
Myles R. Itkin	5,237	18,559
Mats Berglund	4,583	16,239
Robert E. Johnston	3,928	13,919
Jonathan P. Whitworth	3,543	12,555

        For 2007, the target equity award for the Chief Executive Officer was 200% of base salary and for the other Named Executive Officers was 100% of base salary. The Chief Executive Officer received equity awards equal to 267% of his base salary, Mr. Itkin received equity awards equal to 103% of base salary, Mr. Johnston received equity awards equal to 89% of base salary, Mr. Berglund received equity awards equal to 108% of base salary and Mr. Whitworth received equity awards equal to 84% of base salary. These awards are reflective of the Named Executive Officers' individual performance, the performance of their respective business units where applicable, their leadership performance and their contributions to the long term strategy of the Company.

Stock Ownership Guidelines

        The Corporation requires that all employees at the senior management level who are granted equity awards retain all of the shares of Common Stock they receive upon the vesting, conversion or exercise of such awards (other than shares needed to pay income taxes arising from such vesting, conversion or exercise), unless after such disposition they would continue to own shares of Common Stock having a value which is a specified multiple of their base salary. For the Chief Executive Officer, the multiple is 3 times base salary and for the other Named Executive Officers the multiple is 2 times base salary.

Performance Share Units

        To further the Corporation's long-term goal of increasing total stockholder return and sustainable growth, the Compensation Committee at its meeting on January 10, 2007 awarded performance share units to each Named Executive Officer other than the Chief Executive Officer (whose special long term equity awards are described below) pursuant to the Corporation's 2004 Stock Incentive Plan in an amount equal to 1.5 times the executive's 2006 base salary. The grant of these performance share units, which is a special one-time program, is intended to align closely the interests of the senior executives and the Corporation's stockholders by conditioning vesting of the units on achieving challenging "stretch" performance targets. Each unit converts into one share of Common Stock upon vesting. Each unit vests after three years (on December 31, 2009) if (a) total stockholder return of a share of Common Stock of the Corporation relative to a peer group of 18 shipping companies during the period from January 1, 2007 through December 31, 2009 is in the highest 25% (rounding to the closest whole number as appropriate—e.g. for the 18 company peer group, the highest 25% would be from 1 to 4.5 which would be rounded to 5) and (b) total stockholder return of a share of Common Stock during such performance period is at least 15.76%, assuming reinvestment of dividends when paid. Total stockholder return for this purpose is the percentage change in the value of the Common Stock from January 1, 2007 through December 31, 2009, assuming any dividends on the Common Stock paid during the three year period are reinvested in additional shares (fractional shares) of Common Stock of the Corporation at the time of payment on a pre-tax basis. The company peer group (which with the acquisition of OMI Corporation in 2007 is now a 17 company peer group) consists of the following entities:

Name	Name
AS Dampskibsselskabet TORM International	Kirby Corporation
Bergesen Worldwide Gas ASA	K Sea Transportation Partners L.P.
Frontline Ltd.	Mitsui O.S.K. Lines, Ltd.
General Maritime Corporation	Nippon Yusen Kabushiki Kaisha
Golar LNG Limited	Seacor Holdings, Inc.
Horizon Lines, Inc.	Ship Finance International Ltd.
Hornbeck Offshore Services, Inc.	Teekay Shipping Corporation
I.M. Skaugen ASA	Tsakos Energy Navigation Ltd.
Kawasaki Kisen Kaisha, Ltd.

        This 17 company peer group is different from the Corporation's Compensation Comparison Group because for many of the companies in this peer group there is no public disclosure of executive compensation levels or the executives are based in foreign countries for which comparison of compensation levels with executives based in the United States is not meaningful and subject to exchange rate fluctuations. The operations of these companies better match the Corporation's business than those of the Compensation Comparison Group, providing a more accurate group of global peers that are in effect the Corporation's key competitors.

        The number of performance share units granted to the Named Executive Officers other than the Chief Executive Offer are set forth in the following table:

Name	Number of Shares Underlying Performance Share Units
Myles R. Itkin	17,990
Robert E. Johnston	15,673
Mats Berglund	14,992
Jonathan P. Whitworth	14,992

Special Long-Term Equity Awards for the Chief Executive Officer

        In connection with amendments of the employment letter agreement between the Chief Executive Officer and the Corporation and the change in control agreement between the Chief Executive Officer and the Corporation (as described on pages 31 and 32 of this proxy statement), which extended the term of Mr. Arntzen's employment letter by five years, on February 15, 2007 the Compensation Committee granted the Chief Executive Officer restricted stock, stock options and restricted stock units ("RSUs") under the Corporation's 2004 Stock Incentive Plan as performance based awards, with a targeted total value at the end of the award of approximately $9 million. These equity awards are different from the performance share units granted to the other Named Executive Officers because they are designed to retain the services of the Chief Executive Officer for at least the next five years (rather than three years) and to incentivize the Chief Executive Officer to achieve more demanding performance goals based on compound annual growth rate in the price of Common Stock of the Corporation over a longer period. The Compensation Committee's decision to grant these goal performance awards with a targeted total value on the date of the award of $9 million was based on the Compensation Committee's analysis of data compiled by FWC of similar programs at companies in general industries and at OMI Corporation and General Maritime Corporation, the most direct peer group shipping corporations, as well as the Committee's subjective assessment of Mr. Arntzen's past performance.

        The Chief Executive Officer was granted 23,645 shares of restricted stock, and stock options for 73,135 shares at an exercise price of $63.44 per share (the closing price on the grant date), which restricted stock vests, and stock options become exercisable, on February 15, 2012 (the "Vesting Date"). The Chief Executive Officer will become fully vested in such restricted stock and stock options prior to the Vesting Date upon a change of control of the Corporation and will vest in a pro rata portion of such restricted stock and stock options if his employment by the Corporation terminates prior to the Vesting Date for certain reasons, including death, disability, without cause or for good reason. The stock options expire on February 15, 2017. These grants were made as incentive for the Chief Executive Officer to extend his employment agreement with the Corporation for an additional five years. The Compensation Committee believes that the Chief Executive Officer has had an extremely positive impact on the growth of the Corporation as well as shareholder return, has strategically positioned the Corporation globally as one of the leading shipping companies in the industry, built an infrastructure that supports change and has implemented best practices on a worldwide basis throughout the organization both at sea and shoreside. This infrastructure will support the growth and development strategy that has been set in the long term goals.

        The Chief Executive Officer was also granted 47,289 RSUs and stock options for 146,270 shares of Common Stock at an exercise price of $63.44 per share. These RSUs convert into an equal number of shares of Common Stock, and these stock options become exercisable, if the performance goals discussed below are achieved. If performance goals are achieved during the three or four year periods commencing January 1, 2007, 50% of the RSUs and stock options applicable to such achieved performance goals are converted into Common Stock or become exercisable, as the case may be, on each of January 1, 2011 and January 1, 2012. If performance goals are achieved during the five year period, all of the RSUs and stock options applicable to such achieved performance goals are converted into Common Stock or become exercisable, as the case may be, on January 1, 2012. The RSUs have no voting rights. There will be credited to a dividend book entry account on behalf of the Chief Executive Officer with respect to his RSUs the same cash dividend as is paid on shares of Common Stock from the grant date of the RSUs. Such dividends will be held un-invested and without interest and paid in cash to the Chief Executive Officer if and when the RSUs vest. If the options become exercisable, they expire on February 15, 2017.

        The performance goals for the RSUs and stock options are based on the compound annual growth rate ("CAGR") of a share of the Corporation's Common Stock, which is based solely on the annual stock price growth rate, compounded (adjusted for stock splits and stock dividends), and without regard to cash dividends from the opening price on January 3, 2007 which was $56.55 per share. The following table sets forth the performance goals.

Minimum Price of Share of Common Stock

Earn out	December 31, 2009		December 31, 2010		December 31, 2011
Threshold—50% of RSUs and stock options that will convert or become exercisable	$75.02	(1)	$82.43	(1)	$90.58	(1)
Target—100% of RSUs and stock options that will convert or become exercisable	$93.51	(2)	$110.57	(2)	$130.75	(2)

(1)
Represents a 9.88% CAGR

(2)
Represents a 18.25% CAGR

Tax Compliance Policy

        Pursuant to Section 162(m) of the Code, compensation exceeding $1 million paid to the Corporation's Chief Executive Officer and the three other most highly compensated executive officers (other than the Chief Financial Officer) may not be deducted by the Corporation unless such compensation is performance based and paid pursuant to criteria approved by the stockholders. Each of the Incentive Compensation Plan and the 2004 Stock Incentive Plan contains performance-based conditions and has been approved by stockholders so that payments under the Incentive Compensation Plan and certain awards under the 2004 Stock Incentive Plan will not be limited by Code Section 162(m). The Compensation Committee has structured, where possible, awards to executive officers under the Corporation's Incentive Compensation Plan and long-term incentive program to qualify for this exemption. The Committee believes that stockholder interests are best served if the Committee's discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses. Such action may be necessary in order for the Corporation to meet competitive market pressures and to ensure that it is able to attract and retain top talent to lead the organization successfully. The Corporation believes that stock options, performance shares and performance vested restricted stock and performance vested RSUs granted under the 2004 Stock Incentive Plan qualify as performance-based compensation.

Benefits

        In general, the Corporation provides benefits to its executives that it believes are important to maintain a competitive total compensation program. Benefits are designed to provide a reasonable level of retirement income and to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death. The benefits offered to the Corporation's employees located in the United States, including all Named Executive Officers, are consistent with benefits offered by peer companies in the Compensation Comparison Group.

        The Corporation provides a tax qualified employee benefit plan to employees, the Savings Plan for Employees of OSG Ship Management, Inc. (the "Savings Plan"). Under the Savings Plan, eligible employees may contribute on a pre-tax basis an amount up to the limit imposed by the Code. Under the Savings Plan, the Corporation will match 100% of the first 6% of a participant's pre-tax contribution (subject to the Code limit). The maximum matching contribution for 2007 was $13,500.

        In addition, under the Savings Plan, the Corporation contributes to the plan account of each eligible employee an amount equal to 6% of the employee's cash compensation, generally base salary and an annual cash incentive up to limits imposed by the Code. For those employees who were employed by the Corporation on January 1, 2006 (or who were employed on January 1, 2007 by Maritrans Inc., a company the Corporation acquired in November 2006) and were at least 50 years old on January 1, 2006, the Corporation contributes the additional percentage of such employee's cash compensation set forth below during the period beginning on January 1, 2006 (or, with respect to a former Maritrans Inc. employee, April 2, 2007) and ending on the earlier of (i) the date the employee ceases to be employed by the Corporation and (ii) December 31, 2010, in all cases up to limits imposed by the Code:

Age on January 1, 2006	Percentage of Compensation
50 - 51	0.5%
52 - 53	1.0%
54	1.5%
55 or over	3.0%

        The Corporation's Supplemental Executive Savings Plan (the "Supplemental Plan") supplements the Savings Plan. Under the Supplemental Plan, for each employee for whom the Code limits on compensation and/or contributions restrict the amount the Corporation may contribute under the Savings Plan (other than matching contributions), the Corporation makes a book entry contribution with respect to such employee equal to the excess of the non-matching employer contributions the Corporation could have made under the Savings Plan had the Code limitations not applied over the amount it actually contributed under the Savings Plan.

Employment Agreements and Severance and Termination

        The terms and features of the employment agreements, change of control agreements and severance protection agreements between the Corporation and the Named Executive Officers are described on pages 31—34 of this proxy statement. Such terms and features were based on an evaluation by the Compensation Committee of comparable agreements adopted by companies in the Compensation Comparison Group and general industry, using data compiled by FWC. The difference in the terms of such agreements between those applicable to the Chief Executive Officer and those applicable to the other Named Executive Officers reflects the differences found in comparable agreements of companies in the Compensation Comparison Group and general industry between those applicable to chief executive officers and to other executives. The adoption of these agreements is intended to make all arrangements for the Named Executive Officers competitive with companies in the Compensation Comparison Group.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this proxy statement and discussed that Analysis with management. Based on its review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement (and be incorporated by reference into the Corporation's 2007 Annual Report on Form 10-K).

Compensation Committee:
Charles A. Fribourg, Chairman
Oudi Recanati
Thomas B. Coleman
Jean-Paul Vettier

        In accordance with the rules of the SEC, the report of the Compensation Committee does not constitute "soliciting material" and is not incorporated by reference in any filings with the SEC made pursuant to the Securities Act of 1933, as amended (the "1933 Act"), or the Securities Exchange Act of 1934, as amended (the "1934 Act").

SUMMARY COMPENSATION TABLE

        The following Summary Compensation Table includes individual compensation information for services in all capacities for the Corporation and its subsidiaries by the Named Executive Officers.

Name and Principal Position	Year	Salary	Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (3)	Total
Morten Arntzen President and Chief Executive Officer	2007 2006	$900,000 750,000	$1,745,312 702,050	$1,609,304 616,022	$1,300,000 1,600,000	$0 0	$187,297 173,081	$5,741,913 3,841,153
Myles R. Itkin Executive Vice President, Chief Financial Officer and Treasurer	2007 2006	$660,000 605,000	$290,210 113,519	$254,312 111,019	$709,500 786,500	$0 0	$161,781 139,028	$2,075,803 1,755,066
Robert E. Johnston Senior Vice President and Head of Shipping Operations	2007 2006	$575,000 575,000	$238,141 95,907	$205,903 127,879	$592,250 718,750	$0 0	$144,723 128,545	$1,756,017 1,646,081
Mats Berglund Senior Vice President and Head of Crude Transportation	2007 2006	$550,000 550,000	266,520 116,033	$243,483 154,704	$581,625 750,750	$0 0	$101,718 67,274	$1,743,346 1,638,761
Jonathan P. Whitworth Senior Vice President and Head of the U.S. Flag(4)	2007 2006	$550,000 52,905	$123,440 -	$60,822 -	$539,000 -	$0 0	$56,761 2,435	$1,330,023 55,340

(1)
Stock Awards and Option Awards represent the dollar amount recognized for financial statement reporting purposes with respect to the relevant year for the fair value of restricted stock, performance share units, restricted stock units and stock options granted in such year as well as prior fiscal years in accordance with SFAS 123R. Pursuant to the SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Fair value of stock awards is calculated as the closing price of the Corporation's Common Stock on the date of grant. Fair value of stock option awards is calculated using the Black-Scholes method of option valuation. See the Grants of Plan-Based Awards Table for information concerning awards made in 2007. These amounts reflect the Corporation's accounting expense for these awards and do not correspond to the actual value that will be recognized by the Named Executives Officers. For a discussion of the assumptions made in determining the fair value of stock awards and option awards, see Note M—Capital Stock and Stock Compensation in the Corporation's annual financial statements for 2007 contained in the Corporation's Annual Report on Form 10-K for 2007.

(2)
The amounts shown in this column for 2007 and 2006 reflects the amounts paid in 2008 and 2007 under the Corporation's Incentive Compensation Plan for 2007 and 2006, respectively.

(3)
See All Other Compensation Table below for additional information.

(4)
Mr. Whitworth became the Senior Vice President and Head of the U.S. Flag of the Corporation on November 26, 2006 at the time the Corporation acquired Maritrans Inc.

ALL OTHER COMPENSATION TABLE

        The following table describes each component of the All Other Compensation column in the Summary Compensation Table.

Name	Savings Plan Matching Contribution (1)	Qualified Defined Contribution Plan (2)	Nonqualified Defined Contribution Plan (3)	Life Insurance Premiums (4)	Other (5)	Total
Morten Arntzen	$13,500	$15,984	$143,630	$3,215	$10,968	$187,297
Myles R. Itkin	$13,500	$17,559	$110,785	$8,969	$10,968	$161,781
Robert E. Johnston	$13,500	$17,426	$102,933	$2,580	$8,284	$144,723
Mats Berglund	$13,500	$13,500	$63,275	$475	$10,968	$101,718
Jonathan Whitworth	$13,500	$13,500	$19,038	$475	$10,248	$56,761

(1)
Constitutes the Corporation's matching contributions under the Savings Plan, which is described in the Compensation Discussion and Analysis section of this proxy statement.

(2)
Constitutes the Corporation's contributions under the defined contribution plan portion of the Savings Plan, which is described in the Compensation Discussion and Analysis section of this proxy statement.

(3)
Constitutes the Corporation's contributions under the Corporation's Supplemental Executive Savings Plan, which is described in the Compensation Discussion and Analysis section of this proxy statement.

(4)
Life insurance premiums represent the cost of term life insurance paid on behalf of the Named Executive Officer.

(5)
Other includes for each Named Executive Officer premiums of $7,523 to pay medical coverage ($4,839 for Mr. Johnston), $700 to pay long term disability coverage equal to 60% of base annual salary and $720 paid under the Corporation's Transportation Program, a tax-free, commuter subsidy program (Mr. Whitworth does not receive the commuter subsidy). It also includes for each Named Executive Officer a premium of $2,025 for "umbrella" liability insurance coverage in the amount of $10,000,000 and a portion of their health insurance premiums.

GRANTS OF PLAN-BASED AWARD

        The following table lists the grants made in fiscal 2007 under the Corporation's Incentive Compensation Plan and the Corporation's 2004 Stock Incentive Plan, the Corporation's only incentive award plans.

											All Other Stock Awards: Number of Shares of Stock or Units (2)(#)		All Other Option Awards: Number of Shares of Stock or Units (2)(#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan(2)										Exercise or Base Price of Option Awards ($/Sh)
																	Grant Date Fair Value of Stock Option Awards (3)($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (Units)(#)		Target (Units)(#)		Maximum (Units)(#)
Morten Arntzen	03/13/2007 01/10/2007 01/10/2007 02/15/2007 02/15/2007 02/15/2007 02/15/2007	$900,000 — — — — — —	$1,800,000 — — — — — —	$2,700,000 — — — — — —	— — — — — 23,644 73,135	(7) (7)	— — — — — 47,289 146,270	(7) (7)	— — — — — 47,289 146,270	(7) (7)	— 27,258 — 23,645 — — —	(4) (6)	— — 86,806 — 73,135 — —	(5) (6)	$ $ $	— — 55.03 — 63.44 — 63.44	$ $ $ $ $ $	— 1,500,008 1,500,008 1,500,039 1,499,999 1,713,280 2,520,232
Myles R. Itkin	03/13/2007 01/10/2007 01/10/2007 01/10/2007	$325,000 — — —	$650,000 — — —	$975,000 — — —	— — — —		— — — 17,990	(8)	— — — 17,990	(8)	— 7,269 — —	(4)	— — 23,148 —	(5)	$	— — 55.03 —	$ $ $	— 400,013 399,997 308,870
Robert E. Johnston	03/13/2007 01/10/2007 01/10/2007 01/10/2007	$287,500 — — —	$575,000 — — —	$862,500 — — —	— — — —		— — — 15,673	(8)	— — — 15,673	(8)	— 5,452 —	(4)	— — 17,361	(5)	$	— — 55.03	$ $ $	— 300,024 299,998 269,090
Mats Berglund	03/13/2007 01/10/2007 01/10/2007 01/10/2007	$275,000 — — —	$550,000 — — —	$825,000 — — —	— — — —		— — — 14,992	(8)	— — — 14,992	(8)	— 6,360 — —	(4)	— — 20,255 —	(5)	$	— — 55.03 —	$ $ $	— 349,991 350,006 257,398
Jonathan P. Whitworth	03/13/2007 01/10/2007 01/10/2007 01/10/2007	$275,000 — — —	$550,000 — — —	$825,000 — — —	— —		— — — 14,992	(8)	— — — 14,992	(8)	— 4,543 — —	(4)	14,468 —	(5)	$	— — 55.03 —	$ $ $	— 250,001 250,007 257,398

(1)
Awards made under the Corporation's Incentive Compensation Plan.

(2)
Awards made under the Corporation's 2004 Stock Incentive Plan.

(3)
For a discussion of the assumptions made in determining the fair value on the grant date of the stock option awards, see Note M—Capital Stock and Stock Compensation to the Corporation's audited financial statements for 2007 contained in the Corporation's Annual Report on Form 10-K for 2007.

(4)
These awards vest in four equal annual installments as described on page 19 of this proxy statement.

(5)
These awards vest in three equal annual installments as described on page 19 of this proxy statement.

(6)
These awards vest after five years from the grant date subject to earlier acceleration of vesting upon the occurrence of certain specified events as described on page 21 of this proxy statement.

(7)
These awards vest upon achievement of specified performance goals described on page 22 of this proxy statement. At threshold performance achievement, 50% of the award is paid out and at target performance achievement, 100% of this award is paid out. There is no maximum payout above target.

(8)
These awards are performance share units which vest upon achievement of stretch performance targets described on page 20 of this proxy statement. If the stretch performance is not met, there are no payments. There is no maximum payout above the target 100% (i.e., the award is 100% earned or nothing is earned).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table provides information as of December 31, 2007 concerning the holdings of stock options and stock awards by the Named Executive Officers. This table includes unexercised and unvested option and stock awards. Awards of options vest in three equal annual installments commencing one year after the date of the option grant. Awards of restricted stock vest in four equal annual installments commencing one year after the date of the stock award. The market value of the stock awards is based on the closing market price of the Corporation's Common Stock as of

December 31, 2007, which was $74.43 per share. Additional information regarding these awards is included in the Compensation Discussion and Analysis on pages 19 and 20.

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options (#)		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Morten Arntzen	100,000 8,601 14,930 — — —	— 4,301 29,861 86,806 73,135 —	(1) (2) (3) (4)	— — — — — 146,270	(5)	$ $ $ $ $ $	35.70 52.40 49.05 55.03 63.44 63.44	01/19/2014 01/12/2015 01/18/2016 01/10/2017 02/15/2017 02/15/2017	— — — — — 78,213	(7)	$	— — — — — 5,821,394	— — — — — 47,289	(8)	$	— — — — — 3,519,720
Myles R. Itkin	4,163 6,431 —	2,081 12,863 23,148	(1) (2) (3)	— — —		$ $ $	52.40 49.05 55.03	01/12/2015 01/18/2016 01/10/2017	— — 13,776	(9)	$	— — 1,025,348	— — 17,990	(10)	$	— — 1,338,996
Robert E. Johnston	2,967 5,742 —	1,484 11,485 17,361	(1) (2) (3)	— — —		$ $ $	52.40 49.05 55.03	01/12/2015 01/18/2016 01/10/2017	— — 11,054	(11)	$	— — 822,749	— — 15,673	(10)	$	— — 1,166,541
Mats Berglund	7,125 4,135 —	3,563 8,269 20,255	(6) (2) (3)	— — —		$ $ $	62.32 49.05 55.03	09/01/2015 01/18/2016 01/10/2017	— — 11,807	(12)	$	— — 878,795	— — 14,992	(10)	$	— — 1,115,855
Jonathan P. Whitworth	—	14,468	(3)	—			$55.03	01/10/2017	4,543	(13)		$338,135	14,992	(10)		$1,115,855

(1)
These options vest on January 12, 2008.

(2)
One-half of these options vest on each January 18, 2008 and January 18, 2009.

(3)
One-third of these options vest on each of January 10, 2008, January 10, 2009 and January 10, 2010.

(4)
These options vest on February 15, 2012.

(5)
If certain performance goals are achieved during the three year or four year periods commencing January 1, 2007, 50% of the stock options applicable to such achieved performance goals become exercisable on each of January 1, 2011 and January 1, 2012. If such performance goals are achieved during the five-year period commencing January 1, 2007, all the stock options applicable to such achieved performance goals become exercisable on January 1, 2012. These awards vest upon achievement of specified performance goals described on page xx of this proxy statement.

(6)
These options vest on September 1, 2008.

(7)
Of these shares, 12,500 shares vest on January 19, 2008, 1,193 shares vest on each of January 12, 2008 and January 12, 2009, 4,141 shares vest on each of January 18, 2008 and January 18, 2009, 4,142 shares vest on January 18, 2010, 6,814 shares vest on each of January 10, 2008 and January 10, 2010, 6,815 shares vest on each of January 10, 2009 and January 10, 2011 and 23,645 shares vest on February 15, 2012.

(8)
If certain performance goals are achieved during the three or four year periods commencing January 1, 2007, 50% of the shares applicable to such achieved performance goals vest on each of January 1, 2011 and January 1, 2012. If such performance goals are achieved during the five year period commencing January 1, 2007, all the shares applicable to such achieved performance goals become vested on January 1, 2012. These awards vest upon achievement of specified performance goals described on page xx of this proxy statement.

(9)
Of these shares, 577 shares vest on January 12, 2008, 578 shares vest on January 12, 2009, 1,784 shares vest on each of January 18, 2008, January 18, 2009 and January 18, 2010, 1,817 shares vest on each of January 10, 2008, January 10, 2009 and January 10, 2010 and 1,818 shares vest on January 10, 2011.

(10)
If certain performance goals are achieved during the three year period commencing January 1, 2007, 100% of the shares applicable to such achieved performance goals become vested on January 1, 2010. These awards have performance targets described on page xx of this proxy statement.

(11)
Of these shares, 412 shares vest on January 12, 2009, 411 shares vest on January 12, 2008, 1,593 shares vest on each of January 18, 2008, January 18, 2009 and January 18, 2010 and 1,363 shares vest on January 10, 2008, January 10, 2009, January 10, 2010 and January 10, 2011.

(12)
Of these shares, 1,003 shares vest on each of September 1, 2008 and September 1, 2009, 1,147 shares vest on each of January 18, 2008, January 18, 2009 and January 1, 2010 and 1,590 shares vest on January 10, 2008, January 10, 2009, January 10, 2010 and January 10, 2011.

(13)
Of these shares, 1,135 shares vest on January 10, 2008 and 1,136 shares vest on January 10, 2009, January 10, 2010 and January 10, 2011.

OPTION EXERCISES AND STOCK VESTED

        The following table provides information on vesting of restricted stock to the Named Executive Officers in 2007. Mr. Whitworth did not have any restricted stock vest in 2007. There were no exercises of stock options by the Named Executive Officers in 2007.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Morten Arntzen(1)	17,834	$1,015,255
Myles R. Itkin(2)	2,361	$133,188
Robert E. Johnston(3)	2,004	$113,035
Mats Berglund(4)	2,149	$134,880

(1)
Mr. Arntzen acquired 1,193 shares of common stock with a market price of $56.54 on January 12, 2007, 4,141 shares of common stock with a market price of $56.37 on January 18, 2007 and 12,500 shares of common stock with a market price of $57.15 on January 19, 2007, all as a result of the lapse of vesting restrictions on these shares.

(2)
Mr. Itkin acquired 577 shares of common stock with a market price of $56.54 on January 12, 2007 and 1,784 shares of common stock with a market price of $56.37 on January 18, 2007, both as a result of the lapse of vesting restrictions on these shares.

(3)
Mr. Johnston acquired 412 shares of common stock with a market price of $56.54 on January 12, 2007 and 1,592 shares of common stock with a market price of $56.37 on January 18, 2007, both as a result of the lapse of vesting restrictions on these shares.

(4)
Mr. Berglund acquired 1,003 shares of common stock with a market price of $70.07 on September 1, 2007 and 1,146 shares of common stock with a market price of $56.37 on January 18, 2007, both as a result of the lapse of vesting restrictions on these shares.

PENSION BENEFITS AND NONQUALIFIED DEFERRED COMPENSATION

        The Corporation's Supplemental Executive Savings Plan, established effective as of January 1, 2006, supplements benefits under the Savings Plan (described on page 23 of this proxy statement) with respect to limitations imposed by rules promulgated under the Code. The Supplemental Plan provides deferred compensation to senior executives of the Corporation, including the Named Executive Officers and serves in part as the successor to the supplemental executive retirement plans that were terminated effective December 31, 2005. The actuarial equivalent lump sum value of the participant's benefits under the terminated supplemental executive retirement plans were credited to specified accounts in the Supplemental Plan. Each participant in the Supplemental Plan selects how his account balances should be invested from alternatives offered by the Corporation, including equity and debt funds, which selection may be changed daily by the participant. A participant may have his account balance in the Supplemental Plan distributed to him as soon as administratively feasible after the six month anniversary of the termination of his employment by the Corporation or an affiliate.

        The following table provides information with respect to the deferral of compensation on a basis that is not tax-qualified for each Named Executive Officer in 2007.

Name	Executive Contributions in 2007	Corporation Contributions in 2007(1)	Aggregate Earnings in 2007(2)	Aggregate Balance at December 31, 2007(3)
Morten Arntzen	—	$143,630	$10,167	$579,052
Myles R. Itkin	—	$110,785	$210,719	$3,245,874
Robert E. Johnston	—	$102,933	$377,466	$5,755,595
Mats Berglund	—	$63,275	$4,270	$107,654
Jonathan Whitworth	—	$19,038	$910	$19,188

(1)
Constitutes the Corporation's contribution under the Supplemental Plan for each Named Executive Officer. These are the same amounts as provided in the All Other Compensation Table under the column titled Nonqualified Defined Contribution Plan.

(2)
Constitutes the aggregate earnings for each Named Executive Officer on his account balance under the Supplemental Plan. Such earnings are not deemed to be preferential and, therefore, are not included in the Summary Compensation Table.

(3)
Constitutes the aggregate balance under the Supplemental Plan for each Named Executive Officer.

EMPLOYMENT AGREEMENTS AND SEVERANCE AND TERMINATION

        The Corporation has entered into employment agreements with the Chief Executive Officer and Messrs. Mats Berglund and Jonathan P. Whitworth. The Corporation or a subsidiary has also entered into change of control agreements with each of the Named Executive Officers and adopted the Overseas Shipholding Group, Inc. Severance Protection Plan (the "Severance Plan") which covers the Named Executive Officers other than the Chief Executive Officer. The Corporation believes that its employment agreements, change of control agreements and Severance Plan are consistent with its overall compensation objective of attracting, motivating and retaining talented top executives and offering a compensation package that is fair. The change of control agreements are intended to retain executives and provide continuity of management in the event of an actual or threatened change of control of the Corporation and ensure that the executive's compensation and benefits expectations would be satisfied in such event. The employment agreements and Severance Plan are designed to offer executives protection for a possible loss of income in the event their employment is terminated without Cause. The term Cause as defined in such employment agreements or Severance Plan means (i) the executive's willful misconduct involving the Corporation or its assets, business or employees or in the performance of his duties which materially injure the Corporation, (ii) the executive's indictment for, or conviction of (or plea of guilty or nolo contendere to), a felony or crime, (iii) the executive's continued and substantial failure to attempt in good faith to perform his duties with the Corporation which failure continues for a period of at least ten (10) days after written notice thereof from the Corporation, (iv) the executive's breach of any material provision of any agreement with the Corporation, which breach, if curable is not cured within ten (10) days after written notice from the Corporation or (v) the executive's failure to attempt in good faith to promptly follow a written direction of the Board or a more senior officer.

        The Corporation and Mr. Arntzen are parties to an employment letter agreement dated as of January 19, 2004, as amended on February 15, 2007, pursuant to which the Corporation employs Mr. Arntzen as its President and Chief Executive Officer at a base salary of no less than $900,000 per year. Under the agreement, the Corporation granted Mr. Arntzen on January 19, 2004 50,000 restricted shares of the Corporation's Common Stock, which shares vested in equal installments on the first four anniversaries of the date of grant, and also granted him at the same time options to purchase 100,000 shares of the Corporation's Common Stock at a price of $35.70 per share (the fair market value on the grant date), all of which are now exercisable. If the Corporation terminates Mr. Arntzen's employment without Cause or Mr. Arntzen resigns with Good Reason (as defined in the agreement) prior to January 19, 2012, then, upon Mr. Arntzen's signing of a general release, the Corporation shall pay him two years of base salary. The term Good Reason (as used in employment letter agreements) means any material diminution in the executive's position, duties, responsibilities, title or authority or assignment to him of duties materially inconsistent with his position, any reduction in annual base salary, relocation of his principal business location outside of Manhattan (in the case of Mr. Whitworth, Tampa, Florida) and more than 50 miles from his current principal residence or any material breach by the Corporation of any material provision of the letter agreement, including the failure of the Board to elect or re-elect him as a member of the Board or as President or his removal from any such position (if not for Cause).

        The Corporation and Mr. Berglund are parties to an employment letter agreement dated June 29, 2005 pursuant to which the Corporation employs Mr. Berglund as a Senior Vice President and Head of Crude Transportation at a base salary of $550,000 per year. Under the agreement, the Corporation granted to Mr. Berglund on September 1, 2005 4,012 restricted shares of the Corporation's Common Stock which shares vest in equal installments on the first four anniversaries of the date of grant, and also granted him at the same time options to purchase 10,688 shares of the Corporation's Common Stock at a price of $62.32 per share (the fair market value on the grant date), exercisable in equal installments on the first three anniversaries of the grant date. The agreement contains restrictive covenants, including an agreement not to solicit or induce employees to cease working for the Corporation or its subsidiaries during the term of the agreement and for one year thereafter.

        The Corporation and Mr. Whitworth are parties to an employment letter agreement dated September 24, 2006 pursuant to which the Corporation employs Mr. Whitworth as a Senior Vice President and Head of U.S. Flag at a base salary of $550,000 per year. Under the agreement, the Corporation granted to Mr. Whitworth on January 10, 2007 4,543 restricted shares of the Corporation's Common Stock which shares vest in equal installments on the first four anniversaries of the date of grant, and also granted him at the same time options to purchase 14,468 shares of the Corporation's Common Stock at a price of $55.03 per share (the fair market value on the grant date), exercisable in equal installments on the first three anniversaries of the grant date. The agreement contains restrictive covenants, including an agreement to keep confidential all confidential information relating to the Corporation, an agreement not to criticize or disparage the Corporation, an agreement not to compete with the Corporation during the term of the agreement and for six months thereafter and an agreement not to solicit or induce employees to cease working for the Corporation or its subsidiaries during the term of the agreement and for one year thereafter. The employment letter agreement provides that if the Corporation terminates Mr. Whitworth's employment without Cause or for Good Reason prior to November 25, 2009, then, upon Mr. Whitworth's signing a general release the Corporation will pay him the following amounts and benefits: (i) incurred but not unreimbursed business expenses, accrued but unpaid base salary, bonus, vacation pay or other compensation, and other amounts or vested benefits due under the then applicable employee benefit, equity or incentive plans of the Corporation then in effect; (ii) an amount equal to Mr. Whitworth's monthly base salary rate in effect prior to the termination for 24 months after Mr. Whitworth's employment terminates; and (iii) continued health care coverage for up to 18 months.

        The change of control agreements with the Named Executive Officers have a "double trigger", meaning the executive officer's right to receive severance payments and benefits arise only if there is both a change of control and termination of employment within a specified period. A double trigger was selected because unless the Named Executive Officer's employment is terminated in connection with a change of control, a Named Executive Officer's salary and bonus would continue to be paid by the acquiring entity, which is what the severance payment is based on and intended to replace. As used in the employment agreements, the Severance Plan or Change of Control Prevention Agreement the term Change in Control means the acquisition of at least 30% interest in the Corporation, the change in majority Board composition during any period of two consecutive years or the merger or other business combination, sale of all or substantially all of the Corporation's assets or combination of the foregoing transactions or liquidation of the Corporation other than one in which shareholders before the transaction continue to hold a majority of voting power after the transaction.

        The Corporation and Mr. Arntzen are parties to a change of control agreement providing that if there is a Change of Control of the Corporation, as defined in the agreement, on or prior to January 19, 2012, Mr. Arntzen will be entitled to certain payments and benefits upon a termination of his employment (whether voluntary or involuntary) for periods ranging up to two years after the change of control or upon termination of his employment by the Corporation without Cause or by Mr. Arntzen with Good Reason within 120 days prior to the change of control. Upon any such termination, Mr. Arntzen will be entitled to payment of three times his highest annual salary plus target annual incentive compensation in effect within 180 days prior to or at any time after the Change of Control, three years of additional service and three years of continued coverage for the executive and his dependents under the Corporation's health plan and for the executive under the Corporation's life insurance plan. If and to the extent that payments, benefits and other amounts received by Mr. Arntzen as a result of a Change of Control constitute "excess parachute payments" under Section 280G of the Code, the excess parachute payments are subject to excise tax (and are not deductible to the Corporation); in that event, the amounts to be paid to Mr. Arntzen under the terms of the agreement will be reduced or "cutback", but only to the extent that the reduced payments, benefits and other amounts (after tax) would be greater than the unreduced amounts less the applicable excise and other taxes.

        The Corporation also is party to a Change of Control Protection Agreement, dated as of January 1, 2006, with each of Messrs. Itkin, Johnston, Berglund and Whitworth (his agreement is dated as of September 24, 2006) each providing that if a Change of Control occurs and the executive's employment with the Corporation is terminated by the Corporation without Cause or by the executive for Good Reason at any time within two years after the Change of Control or if a Change of Control takes place within 90 days after an executive is terminated in an Anticipatory Termination (as defined in the Agreement), the executive will receive the following payments and benefits from the Corporation: (i) incurred but unreimbursed business expenses, accrued but unpaid base salary, bonus, vacation pay or other compensation, and other amounts or vested benefits due under the applicable employee benefit, equity or incentive plans of the Corporation then in effect; (ii) 2 times the sum (the "Compensation Sum") of (x) the executive's annual base salary rate in effect immediately prior to his termination plus (y) the executive's highest target annual incentive compensation in effect within 180 days prior to, or at any time after, the Change of Control; provided, that if no target annual incentive compensation is in effect during such period, then the executive's target incentive compensation will be deemed to be 50% of the executive's annual base salary rate in effect immediately prior to his termination; (iii) an amount equal to 24 months of additional employer contributions under any qualified or nonqualified defined contribution pension plan or arrangement of the Corporation applicable to the executive; (iii) a pro rata target bonus for the year in which executive is terminated based on the portion of the year the executive was employed, provided that, if no target annual incentive compensation is in effect during such period, then the executive's target incentive compensation will be deemed to be 50% of the executive's annual base salary rate in effect immediately prior to his termination; and (iv) continued health care benefits for up to 18 months. If and to the extent that payments, benefits and other amounts received by the executive as a result of the change of control constitute "excess parachute payments" under Section 280G of the Code subject to excise tax, the amounts to be paid will be reduced or "cutback", but only to the extent that the reduced payments, benefits and other amounts (after tax) would be greater than the unreduced amounts less the applicable excise and other taxes.

        Each executive agrees during the term of his employment with the Corporation and thereafter to (i) keep confidential all proprietary processes, trade secrets or other confidential data or information of the Corporation and (ii) fully cooperate with the Corporation in connection with any matter, investigation, proceeding or litigation regarding any matter in which the executive was involved during the executive's employment. During the executive's employment and, if he is receiving payments under the agreement, for the one year period following the termination of the executive's employment with the Corporation, the executive will not compete with any business conducted by the Corporation, will not solicit any employee of the Corporation to leave the employ of the Corporation and will not solicit or induce any customer of the Corporation to purchase services offered by the Corporation from another entity. The term of each Agreement expires on December 31, 2008, unless extended by the parties.

        On January 27, 2006, the Corporation adopted the Severance Protection Plan to offer protection for a possible loss of income to certain key employees including Messrs. Itkin, Johnston and Berglund, in the event their employment with the Corporation was terminated without Cause. The term of the Severance Plan began on January 1, 2006 and will continue until terminated on not less than one year's notice to the executives then participating in the Severance Plan. The Severance Plan provides that if employment with the Corporation is terminated without Cause, the executive will receive the following payments and benefits: (i) incurred but unreimbursed business expenses, accrued but unpaid base salary, bonus, vacation pay or other compensation, and other amounts or vested benefits due under the then applicable employee benefit, equity or incentive plans of the Corporation then in effect; (ii) an amount equal to the executive's monthly base salary rate in effect prior to the termination for 24 months after the executive's employment terminates; and (iii) continued health care coverage for up to 18 months.

        Messrs. Itkin, Johnston and Berglund each agreed that during the term of his employment and thereafter he shall (i) keep confidential all proprietary processes, trade secrets or other confidential data or information of the Corporation, (ii) fully cooperate with the Corporation in connection with any matter, investigation, proceeding or litigation regarding any matter in which the executive was involved during the executive's employment and (iii) not disparage the Company or its employees, officers, directors, products or services. During the executive's employment and for the one year period following the termination of the executive's employment with the Corporation, the executive will not compete with any material business conducted by the Corporation on the date the executive is terminated and will not solicit or induce any customer of the Corporation to purchase services offered by the Corporation from another entity. During the executive's employment and for the two year period following the termination of the executive's employment, the executive will not solicit any employee of the Corporation to leave the employ of the Company. Each executive agrees that he will not resign from the Corporation for any reason for at least 180 days from the date the executive becomes eligible to participate in the Plan.

        The following table discloses the amounts payable to the Named Executive Officers upon termination of his employment due to involuntary termination without cause, death, Disability (the executive's failure to perform his material duties and responsibilities as a result of a physical or mental illness or injury for more than one hundred and eighty (180) days during a three hundred and sixty-five (365) day period), or a change of control of the Corporation with involuntary termination or voluntary termination with good reason. No Named Executive Officer is currently eligible for normal retirement at age 65. The table excludes amounts payable pursuant to plans that do not discriminate in favor of executive officers and that are available generally to all salaried employees, such as the Savings Plan and the Supplemental Executive Savings Plan. Under the change of control agreements, if an executive's employment is terminated for "Cause", then the executive will not receive any benefits or compensation other than any accrued salary or vacation pay that remained unpaid through the date of termination and, therefore, there is no presentation of termination for "Cause" in the table below.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-OF-CONTROL(1)

Event	Morten Arntzen		Myles R. Itkin	Robert E. Johnston	Mats Berglund	Jonathan P. Whitworth
Involuntary Termination
Without Cause
Cash severance payment(2)		$1,800,000	$1,320,000	$1,150,000	$1,100,000	$1,100,000
Health benefits(3)		$13,177	$8,475	$8,475	$13,177	$13,177
Accelerated time-based stock options(4)		$133,959	$0	$0	$0	$0
Accelerated performance- based stock options(5)		$321,501	$0	$0	$0	$0

Accelerated time-based restricted stock(6)		$4,177,222	$939,381	$761,438	$729,414	$338,135
Accelerated performance share units(7)		$703,944	$0	$0	$0	$0

Total		$7,149,804	$2,267,856	$1,919,912	$1,842,591	$1,451,312
Death
Accelerated time-based stock options(4)		$133,959	$0	$0	$0	$0
Accelerated performance- based stock options(5)		$321,501	$0	$0	$0	$0
Accelerated time-based restricted stock(6)		3,246,847	$939,381	$761,438	$729,414	$338,135
Accelerated performance share units(7)		703,944	$0	$0	$0	$0

Total		$4,406,252	$939,381	$761,438	$729,414	$338,135
Disability
Accelerated time-based stock options(4)		$133,959	$0	$0	$0	$0
Accelerated performance- based stock options(5)		321,501	$0	$0	$0	$0
Accelerated time-based restricted stock(6)		$3,246,847	$939,381	$761,438	$729,414	$338,135
Accelerated performance share units(7)		$703,944	$0	$0	$0	$0

Total		$4,406,252	$939,381	$761,438	$729,414	$338,135
Change of Control with Involuntary Termination or Voluntary with Good Reason
Cash severance payment(8)		$8,100,000	$2,640,000	$2,300,000	$2,200,000	$2,200,000
Health benefits(9)		$35,452	$15,900	$15,900	$20,602	$20,602
Retirement benefits(10)		$736,500	$269,600	$239,000	$164,000	$164,000
Accelerated time-based stock options(11)		$3,340,406	$821,386	$660,969	$645,958	$280,679
Accelerated performance-based stock options(11)		$1,607,507	$0	$0	$0	$0
Accelerated time-based restricted stock(11)		$5,821,356	$1,025,310	$822,693	$878,721	$338,135
Accelerated performance share units (11)		$3,519,720	$1,338,996	$1,166,541	$1,115,855	$1,115,855
Cutback(12)	$	N/A	N/A	N/A	N/A	N/A

Total		$23,161,942	$6,111,192	$5,205,104	$5,025,135	$4,119,271

Notes:

(1)
The values in this table reflect estimated payments associated with various termination scenarios; assumes a stock price of $74.43 (based on the closing price of OSG stock as of 2007 fiscal year end, except where otherwise noted) and includes all outstanding grants through the assumed termination date of December 31, 2007; actual value will vary based on changes in the Corporation's stock price.

(2)
Cash severance equal to two times the Named Executive Officers's annual salary.

(3)
Continued healthcare coverage for up to 18 months.

(4)
Under the 2004 Stock Incentive Plan, all unvested time-based options are forfeited upon an involuntary termination, death, disability or retirement except for one grant made on February 15, 2007 to Mr. Arntzen. The stock option will vest based on the period of service from the grant date through the termination date if Mr. Arntzen is terminated due to involuntary termination, death or disability.

(5)
Mr. Arntzen received a performance-based stock option on February 15, 2007 under the 2004 Stock Incentive Plan. The stock option will vest based on the period of service from the grant date through the termination date if Mr. Arntzen is terminated due to involuntary termination, death or disability provided the Compensation Committee determines that the performance goals would likely have been achieved. (We have assumed the Committee would reach this conclusion).

(6)
Under the 2004 Stock Incentive Plan, only unvested time-based restricted stock awarded in 2006 and later accelerates upon an involuntary termination or termination due to death, disability or retirement except for Mr. Arntzen's February 15, 2007 time-based restricted stock award that does not vest upon retirement. The value represents the closing price of the Corporation's stock on December 31, 2007 ($74.43) multiplied by the number of shares that vest. All other unvested restricted stock are forfeited. Notwithstanding the above, Mr. Arntzen's employment agreement provides that the Corporation will accelerate the vesting of the next installment of his time-based restricted stock hire award (12,500 shares) if Mr. Arntzen is terminated involuntarily.

(7)
Mr. Arntzen received a performance restricted stock unit award on February 15, 2007 under the 2004 Stock Incentive Plan. The performance RSU will vest based on the period of service from the grant date through the termination date if Mr. Arntzen is terminated due to involuntary termination, death or disability provided the Compensation Committee determines that the performance goals would likely have been achieved (We have assumed the Committee would reach this conclusion). The other Named Executive Officers received performance share unit awards on January 10, 2007 under the 2004 Stock Incentive Plan. The performance share units are forfeited upon an involuntary termination, death, disability or retirement, unless the Committee determines otherwise in its sole discretion.

(8)
Cash severance for termination following a change of control is equal to the sum of the executive's annual salary plus target annual bonus times the executive's severance multiple as follows: 3 times for Mr. Arntzen and 2 times for all other Named Executive Officers.

(9)
Continued healthcare coverage for termination following a change of control for up to 24 months for all Named Executive Officers, except for Mr. Arntzen who receives 36 months coverage.

(10)
Continued employer contributions under any qualified or nonqualified defined contribution pension plan or arrangement equal to 36 months for Mr. Arntzen and 24 months for all other Named Executive Officers.

(11)
Under the 2004 Stock Incentive Plan, all unvested options and restricted stock vest upon a change of control. Note that the performance-based options and performance shares granted in 2007 will only accelerate if the Committee determines that the performance goals would likely be achieved. (We have assumed the Committee would reach this conclusion). The stock option value represents the intrinsic value (based on a $74.43 stock price, the closing price of the Corporation's stock as of 2007 fiscal year end) of unvested stock options that would vest in the event of a change of control. The restricted stock (including performance shares) value is equal to the number of shares that vest multiplied by $74.43.

(12)
The Corporation does not provide a gross up to cover excise taxes. In the event that excise taxes are due, the Corporation will reduce the payments to the executive (i.e., "cutback" the payments) such that no excise tax will apply unless is it more beneficial to the executive to pay his or her excise tax but not reduce the payments. Based on the Corporation's estimates, Messrs. Arntzen, Berglund and Whitworth would be subject to an excise tax payment; however none of these three executives would benefit from a cutback to the safe harbor limit.

DIRECTOR COMPENSATION

        During 2007, non-employee directors of the Corporation received a director's fee of $30,000 per year, payable quarterly, and a fee of $1,500 for each meeting of the Board of Directors they attended. The Chairman of the Board of Directors, a non-executive position, receives an additional fee of $100,000 per year, payable quarterly. The Chairman of the Audit Committee received an additional fee of $10,000 per year, payable quarterly. The Chairmen of the Corporate Governance and Nominating Committee and the Compensation Committee were each entitled to an additional annual fee of $7,500, payable quarterly, but each of them waived his rights to such annual fee. Each member of the Audit Committee, the Corporate Governance and Nominating Committee and the Compensation Committee received a fee of $1,500 for each committee meeting he attended.

        Effective January 1, 2008, non-employee directors receive a director's fee of $50,000 per year, payable quarterly, and a fee of $2,000 for each meeting of the Board of Directors they attend. The Chairman of the Board of Directors receives an additional fee of $125,000 per year, payable quarterly. The Chairmen of the Audit Committee, Compensation Committee and the Corporate Governance and Nominating Committee receive an additional fee of $15,000 per year, $10,000 per year and $7,500 per year, respectively, payable quarterly. Each member of the three committees receives a fee of $2,000 for each committee meeting he attends.

        Under the 2004 Stock Incentive Plan (the "2004 Plan"), the Board has the discretion to grant various types of equity-based awards to non-employee directors. On June 5, 2007, the Board granted 1,000 restricted stock units to each continuing non-employee director of the Corporation under the 2004 Plan. Each restricted stock unit represents a contingent right to receive one share of Common Stock upon such non-employee director's termination of service as a Board member. The restricted stock units vest on June 5, 2008. The restricted stock units have no voting rights, may not be transferred or otherwise disposed while holder is a director and pay dividends in the form of additional restricted stock units at the same time dividends are paid on the Common Stock in an amount equal to the result obtained by dividing (i) the product of (x) the amount of units owned by the holder on the record date for the dividend on the Common Stock times (y) the dividend per share on the Common Stock by (ii) the closing price of a share of Common Stock on the payment date for the dividend on the Common Stock, which restricted stock units vest immediately upon payment. The Board has agreed that effective January 1, 2008, the Board will grant each non-employee director of the Corporation an annual award of restrictive stock units having the foregoing terms and that represent a contingent right to receive shares of Common Stock upon such director's termination of service as a Board member that on the date of the grant have a market value of $100,000.

        The following table shows the total compensation paid to the Corporation's non-employee directors for the year ended December 31, 2007.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)
G. Allen Andreas III	51,000	73,809	10,756	135,565
Alan R. Batkin	46,500	73,809	—	120,309
Thomas B. Coleman	46,500	73,809	—	120,309
Charles A. Fribourg	45,000	73,809	—	118,809
Stanley Komaroff	54,000	73,809	—	127,809
Solomon N. Merkin	46,500	73,809	—	120,309
Joel I. Picket	49,500	73,809	—	123,309
Ariel Recanati	49,500	73,809	—	123,309
Oudi Recanati	51,000	73,809	—	124,809
Thomas F. Robards	61,000	73,809	55,524	190,333
Jean-Paul Vettier	46,500	45,297	40,325	132,122
Michael J. Zimmerman	160,000	73,809	—	233,809

(1)
Consists of annual Board fees, Board Chairman and committee fees and meeting fees.

(2)
Stock awards and option awards represent the dollar amount recognized for financial statement reporting purposes with respect to the fair value of restricted stock units and stock options granted in 2007 as well as prior years in accordance with SFAS 123R. Fair value of stock awards is calculated using the closing price of the Corporation's Common Stock on the date of grant which was $58.32 per share on the June 26, 2006 grant date and $79.16 per share on the June 5, 2007 grant date. Fair value of option awards is calculated using the Black-Scholes method of option valuation which was $15.91 per share on the June 1, 2004 grant date, $22.21 on the June 7, 2005 grant date and $16.13 on the April 3, 2006 grant date. These amounts reflect the Corporation's accounting expense for these awards and do not correspond to the actual value that will be recognized by the directors. For a discussion of the assumptions made in determining the fair value of the stock awards and option awards, see Note M—Capital Stock and Stock Compensation to the Corporation's audited financial statements for 2007 contained in the Corporation's Annual Report on Form 10-K for 2007.

        The table below shows for each nonemployee director the aggregate number of shares of Common Stock underlying unexercised options at December 31, 2007. Unless otherwise stated, all options were fully exercisable at December 31, 2007.

Name	Number of Securities Underlying Unexercised Options
G. Allen Andreas III	7,500
Alan R. Batkin	5,000
Thomas B. Coleman	8,500
Charles A. Fribourg	11,500
Stanley Komaroff	2,000
Solomon N. Merkin	5,000
Joel I. Picket	3,000
Ariel Recanati	2,000
Oudi Recanati	12,500
Thomas F. Robards	7,500	(1)
Jean-Paul Vettier	7,500	(2)
Michael J. Zimmerman	11,500

(1)
At December 31, 2007, stock options for 5,000 shares were vested.

(2)
At December 31, 2007, stock options for 2,500 shares were vested.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under the securities laws of the United States, the Corporation's directors, executive officers and any persons holding more than 10 percent of the Corporation's Common Stock are required to report their ownership of Common Stock and any changes in that ownership, on a timely basis, to the SEC. Based on material provided to the Corporation, all such reports were filed on a timely basis in 2007, except for a late filing by Mats Berglund, a Named Executive Officer, relating to the delivery of shares of Common Stock to the Corporation to pay withholding taxes upon the vesting of restricted stock and a late filing by Ariel Recanati relating to his contribution of shares of Common Stock to a charity. In both instances the failure to file a timely report was inadvertent.

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed Ernst & Young LLP as independent registered public accounting firm for the Corporation and its subsidiaries for the year 2008 subject to the ratification of the stockholders at the Annual Meeting. If the appointment is not ratified by the stockholders, the selection of the Corporation's independent registered public accounting firm will be reconsidered by the Audit Committee.

        Ernst & Young LLP is a well known and well qualified firm of public accountants which (including its predecessors) has served as the independent registered public accounting firm of the Corporation since the Corporation was organized in 1969. Representatives of Ernst & Young LLP will attend the Annual Meeting and be afforded an opportunity to make a statement, as well as be available to respond to appropriate questions submitted by stockholders.

        Audit Fees.    Audit fees incurred by the Corporation to Ernst & Young LLP in 2007 and 2006 for professional services rendered for the audit of the Corporation's annual financial statements for the years ended December 31, 2007 and 2006, the review of the financial statements included in the Corporation's Forms 10-Q, Sarbanes-Oxley Section 404 attestation procedures, the audits of the financial statements included in the Form 10-K of OSG America L.P., a subsidiary of the Corporation, and the review of the financial statements included in the OSG America L.P. Form 10-Q for September 30, 2007, statutory financial audits for subsidiaries of the Corporation as well as those services that only the independent registered public accounting firm reasonably could have provided and services associated with documents filed with the SEC and other documents issued in connection with securities offerings, were $2,818,600 and $1,257,500, respectively.

        Audit-Related Fees.    Audit-related fees incurred by the Corporation to Ernst & Young LLP in 2007 and 2006 for accounting consultations related to accounting, financial reporting or disclosure matters, including matters related to the public offering by a subsidiary of the Corporation, not classified as "Audit services" were $62,400 and $123,500, respectively.

        Tax Fees.    Total fees incurred by the Corporation to Ernst & Young LLP in 2007 and 2006 for the preparation of foreign tax returns and tax planning were $89,200 and $29,400, respectively.

        All Other Fees.    During 2007 and 2006, no services were performed by, or fees incurred to, Ernst & Young LLP other than as described above.

        The Audit Committee considered whether the provision of services described above under "Tax Fees" is compatible with maintaining Ernst & Young LLP's independence.

        The Audit Committee has established policies and procedures for pre-approving audit and permissible non-audit work performed by its independent registered public accounting firm. As set forth in the pre-approval policies and procedures, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent auditor. The Audit Committee will annually review and pre-approve the services that may be provided by the independent auditor without obtaining specific pre-approval from the Audit

Committee. The Audit Committee will add or subtract to the list of general pre-approved services from time to time, based on subsequent determinations. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee. In each case, the Audit Committee sets a specific annual limit on the amount of such services the Corporation could obtain from its independent registered public accounting firm without seeking specific approval, and requires management to report each specific engagement to the Audit Committee on a quarterly basis.

        The Board of Directors recommends that stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as the Corporation's independent registered public accounting firm for the year ending December 31, 2008.

AUDIT COMMITTEE REPORT

        Management has primary responsibility for maintaining effective internal control over financial reporting, for assessing the effectiveness of internal control over financial reporting and for preparation of the consolidated financial statements of the Corporation. The Corporation's independent registered public accounting firm is responsible for performing independent audits of the Corporation's consolidated financial statements in accordance with auditing standards generally accepted in the United States and the effectiveness of the Corporation's internal control over financial reporting based on criteria established by the Public Company Accounting Oversight Board (the "PCAOB"). The Audit Committee's responsibility is to monitor and oversee these processes on behalf of the Board of Directors. The Board has adopted a written Audit Committee Charter which is posted on the Corporation's website at www.osg.com.

        In fulfilling its oversight responsibilities, the Audit Committee has met and held discussions with management and the Corporation's independent registered public accounting firm concerning the quality of the accounting principles, the reasonableness of significant judgments and the adequacy of disclosures in the financial statements. Management represented to the Audit Committee that the Corporation's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed the consolidated financial statements with management and the Corporation's independent registered public accounting firm. The Audit Committee further discussed with the Corporation's independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended and PCAOB Accounting Standard No. 2, "An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements". The Audit Committee met seven times during 2007. The members of the Audit Committee are considered to be independent because they satisfy the independent requirements for Board of Directors members prescribed by the NYSE listing standards and Rule 10A-3 under the 1934 Act.

        The Corporation's independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and the Audit Committee discussed with the independent registered public accounting firm their independence and considered the compatibility of nonaudit services with the registered public accounting firm's independence.

        The Committee also reviewed management's report on its assessment of the effectiveness of the Corporation's internal control over financial reporting and the Corporation's independent registered public accounting firm's report on the effectiveness of the Corporation's internal control over financial reporting.

        Based upon the Audit Committee's discussions with management and the Corporation's independent registered public accounting firm, the Audit Committee's review of the representations of management, the certifications of the Corporation's chief executive officer and chief financial officer which are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002, and the report and letter of the independent registered public accounting firm provided to the Audit Committee, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited consolidated financial statements and management's assessment of the effectiveness of the Corporation's internal control over financial reporting referred to above be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC. The Audit Committee has also approved, subject to stockholder ratification, the selection of Ernst & Young LLP as the Corporation's independent registered public accounting firm for 2008.

Audit Committee: Thomas F. Robards, Chairman G. Allen Andreas, III Joel I. Picket Ariel Recanati

        In accordance with the rules of the SEC, the Audit Committee report does not constitute "soliciting material" and is not incorporated by reference in any filings with the SEC made pursuant to the 1933 Act or the 1934 Act.

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF
OVERSEAS SHIPHOLDING GROUP, INC. 2004 STOCK INCENTIVE PLAN,
RE-APPROVAL OF SECTION 162(M) PERFORMANCE GOALS UNDER PLAN

        The Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan (the "Stock Incentive Plan") was adopted by the Board of Directors of the Corporation on April 20, 2004 and was approved by stockholders at the 2004 Annual Meeting, effective June 1, 2004. The Board of Directors has approved, subject to stockholder approval, an amendment and restatement of the Stock Incentive Plan. The Stock Incentive Plan is being amended and restated to provide for (i) an increase in the number of shares of Common Stock reserved for issuance or for reference purposes from 2,000,000 to 3,115,000, (ii) an increase in the individual share limit under the Stock Incentive Plan with respect to restricted stock awards and other stock-based awards that are subject to attainment of specified performance goals from 200,000 shares to 250,000 shares for a fiscal year, an increase in the individual share limit under the Stock Incentive Plan with respect to performance awards denominated in shares of Common Stock from 200,000 shares to 250,000 shares for a performance period, and an increase in the maximum payment denominated in dollars under a performance award from $2,000,000 to $5,000,000 for a performance period, (iii) a reduction in the number of shares of Common Stock counted against the limit described in clause (i) of this sentence from two and one-half (2.5) shares to two (2) shares for each share of Common Stock subject to an award under the Stock Incentive Plan other than a stock option or a stock appreciation right ("SAR"), and (iv) certain additional modifications.

        In addition to the foregoing, stockholders are being requested to re-approve the Section 162(m) performance goals under the Stock Incentive Plan so that certain incentive awards granted under the Stock Incentive Plan to executive officers of the Corporation may qualify as exempt performance-based compensation under Section 162(m) of the Code, which otherwise generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the chief executive officer and the three other most highly paid executive officers (other than the chief financial officer) of publicly-held companies. Section 162(m) of the Code generally requires such performance goals to be approved by stockholders every five years.

        The affirmative vote of the holders of at least a majority of the votes cast in person or by proxy at the Annual Meeting is required to approve the amended and restated Stock Incentive Plan and the Section 162(m) performance goals thereunder.

Background of the Proposal to Amend and Restate the Stock Incentive Plan

        As of December 31, 2007, only 634,141 shares of Common Stock of the original 2,000,000 shares of Common Stock authorized under the Stock Incentive Plan remained available for issuance or reference purposes under the Stock Incentive Plan. The Board of Directors of the Corporation believes that the proposed increase in the number of shares of Common Stock available for issuance under the Stock Incentive Plan is necessary in order to continue the effectiveness of the Stock Incentive Plan in attracting, retaining and rewarding employees, consultants and non-employee directors and in strengthening the mutuality of interests between such individuals and the Corporation's stockholders. The Board of Directors of the Corporation also believes that the proposed increases in the individual participant limits under the Stock Incentive Plan with respect to restricted stock awards, other stock-based awards and performance awards and the increase in the maximum payment under a performance award is necessary to attract, retain and award employees.

        Accordingly, the Board of Directors of the Corporation recommends that stockholders approve the amended and restated Stock Incentive Plan to increase the aggregate number of shares of Common Stock that may be subject to awards as described below, to increase the individual participant limits with respect to certain types of awards and to re-approve the Section 162(m) performance goals under the Stock Incentive Plan.

        If the requisite stockholder approval of the amended and restated Stock Incentive Plan and the Section 162(m) performance goals thereunder is not obtained, the terms of the Stock Incentive Plan, as amended and restated will not take effect. If such approval is not obtained, the Corporation may continue to grant awards under the Stock Incentive Plan in accordance with its terms and the current share reserve under the Stock Incentive Plan.

        The following is a brief summary of the principal provisions of the Stock Incentive Plan, as amended and restated. This summary does not purport to be complete and is qualified in its entirety by reference to the Stock Incentive Plan, as amended and restated, a copy of which is attached as Appendix A to this proxy statement.

Description of the Stock Incentive Plan, as amended and restated

Purpose

        The purpose of the Stock Incentive Plan is to enable the Corporation to offer employees, consultants and non-employee directors stock-based and other incentives in the Corporation, thereby creating a means to raise the level of equity ownership by such individuals in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Corporation's stockholders.

Administration

        The Stock Incentive Plan is administered by the Compensation Committee of the Board of Directors of the Corporation (or such other committee of the Board of Directors appointed for purposes of administering the Plan) (the "Committee"), which Committee shall consist of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3 under Section 16(b) of the 1934 Act, Section 162(m) of the Code and the rules and regulations of the NYSE, a "non-employee director" as defined in Rule 16b-3, an "outside director" as defined under Section 162(m) of the Code and an "independent director" as defined under the rules and regulations of the NYSE. Notwithstanding the foregoing, with respect to the application of this Plan to non-employee directors, the Stock Incentive Plan shall be administered by the full Board.

        If for any reason the Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance shall not affect the validity of awards, grants, interpretations or other actions of the Committee. If any member of the Committee does not meet the requirements of Section 162(m) of the Code, any actions that require consent of a Section 162(m) eligible committee shall only be acted upon by those Committee members that are "outside directors" under such Code section.

        The Committee (or, with respect to non-employee directors, the Board) has the full authority to administer and interpret the Stock Incentive Plan, to grant discretionary awards under the Stock Incentive Plan, to determine the persons to whom awards will be granted, to determine the number of shares of Common Stock to be covered by each award (subject to the individual participant limitations provided in the Stock Incentive Plan), to determine the terms and conditions of awards, to prescribe the form of instruments evidencing awards and to make all other determinations and to take all such steps in connection with the Stock Incentive Plan and the awards thereunder as the Committee, in its sole discretion, deems necessary or desirable.

        The terms and conditions of individual awards will be set forth in written agreements consistent with the Stock Incentive Plan. Awards under the Stock Incentive Plan may not be made on or after June 1, 2014, but awards granted prior to such date may extend beyond that date.

Eligibility and Types of Awards

        Employees, consultants, and prospective employees and consultants of the Corporation and its affiliates and non-employee directors of the Corporation are eligible to be granted stock options, SARs, restricted stock awards, performance awards and other stock-based awards under the Stock Incentive Plan. Eligibility for awards under the Stock Incentive Plan is determined by the Committee, in its sole discretion.

Available Shares

        If the amended and restated Stock Incentive Plan is approved by stockholders, the number of shares of Common Stock authorized for issuance or reference purposes under the Plan will be increased by 1,115,000, subject to adjustment as described below. Any shares of Common Stock that were subject to an option or SAR granted under the Plan after December 31, 2007 will be counted against this limit one (1) share of Common Stock for every one (1) share of Common Stock that was granted, and any shares of Common Stock that were subject to an award other than an option or SAR granted under the Plan after December 31, 2007 will be counted against this limit two (2) shares of Common Stock for every one (1) share of Common Stock that was granted.

        If after December 31, 2007 any shares of Common Stock subject to an award under the Plan are forfeited or expire, or any award under the Plan is settled for cash (in whole or in part), the shares of Common Stock subject to such award will, to the extent of the forfeiture, expiration or cash settlement, again be available for issuance under the Plan as described in the next paragraph. The following shares of Common Stock will not be added to the shares of Common Stock authorized for grant under the Plan: (i) shares of Common Stock tendered by a participant or withheld by the Corporation in payment of the purchase price of an option, (ii) shares of Common Stock tendered by a participant or withheld by the Corporation to satisfy any tax withholding obligation with respect to an award, (iii) shares of Common Stock subject to an SAR that are not issued in connection with the stock settlement of the SAR on exercise thereof, and (iv) shares of Common Stock reacquired by the Corporation on the open market or otherwise using cash proceeds received by the Corporation from the exercise of stock options.

        Any shares of Common Stock that again become available for grant pursuant to the Plan will be added back as one (1) share of Common Stock for every one (1) share of Common Stock granted if such shares of Common Stock were subject to options or SARs granted under the Plan, and as two (2) shares of Common Stock for every one (1) share of Common Stock granted if such shares of Common Stock were subject to awards other than options or SARs granted under the Plan.

        Shares of Common Stock under awards granted under the Plan in substitution or exchange for awards granted by a company acquired by the Corporation or any affiliate or subsidiary, or with which the Corporation or any affiliate or subsidiary combines, will not reduce the shares of Common Stock authorized for grant under the Plan. Additionally, in the event that a company acquired by the Corporation or any affiliate or subsidiary or with which the Corporation or any affiliate or subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of that pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the Plan and will not reduce the shares of Common Stock authorized for grant under the Plan; provided that awards using such available shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not employees or directors of the Corporation, an affiliate or a subsidiary prior to such acquisition or combination.

        The maximum number of shares of Common Stock subject to any stock option or SAR which may be granted under the Stock Incentive Plan during any fiscal year of the Corporation to each employee shall be 500,000 shares for each type of award. The maximum number of shares of Common Stock subject to any restricted stock award or other stock based award that is subject to the attainment of specified performance goals which may be granted under the Stock Incentive Plan during any fiscal year of the Corporation to each employee shall be 250,000 shares for each type of award. The maximum number of shares of Common Stock subject to any performance award denominated in shares of Common Stock which may be granted under the Stock Incentive Plan during any performance period to each employee shall be 250,000 shares and the maximum payment denominated in dollars under a performance award to each employee for a performance period shall be $5,000,000. If a performance period is less than three consecutive fiscal years, the maximum number of shares of Common Stock or payment shall be adjusted.

        The Committee may, in accordance with the term of the Stock Incentive Plan, make appropriate adjustments to the number of shares of Common Stock available for the grant of awards and the terms of outstanding options and other awards to reflect any stock dividend or distribution, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, reclassification, or exchange of shares, partial or complete liquidation, issuance of rights or warrants, sale or transfer of the Corporation's assets or business, or any special cash dividend (or any other event affecting our capital structure or business). However, other than in the case of a Change in Control (as defined in the Stock Incentive Plan), the exercise price of an outstanding stock option may not be reduced, a new lower priced stock option may not be substituted for a surrendered stock option, and a stock option may not be cancelled for cash or another award, unless approved by the stockholders of the Corporation.

Awards under the Stock Incentive Plan

        Stock Options.    The Stock Incentive Plan authorizes the Committee to grant non-qualified stock options to purchase shares of Common Stock. The Committee will determine the number of shares of Common Stock subject to each option, the term of each option (which may be no more than ten years), the exercise price (which may not be less than the fair market value of the Common Stock at the time of grant), any vesting schedule, and the other material terms of each option. Options will be exercisable at such times and subject to such terms as determined by the Committee at grant. Unless the Committee determines otherwise at the time of grant, stock options granted to employees or consultants shall be exercisable no earlier than one year after grant, subject to acceleration (if any) as determined by the Committee. Upon the exercise of an option, the optionee must make payment of the full exercise price, either: (i) in cash, check, bank draft or money order; (ii) solely to the extent permitted by law, through the delivery of irrevocable instructions to a broker reasonably acceptable to the Corporation to deliver promptly to the Corporation an amount equal to the aggregate purchase price; (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, the relinquishment of stock options or by payment in full or in part in the form of Common Stock owned by the optionee based on the fair market value of the Common Stock on the payment date as determined by the Committee, in its sole discretion).

        Stock Appreciation Rights.    The Stock Incentive Plan authorizes the Committee to grant SARs either in tandem with a stock option or independent of a stock option to employees, consultants and non-employee directors. An SAR is a right to receive a payment either in cash or Common Stock (as determined by the Committee) equal in value to the excess of the fair market value of one share of Common Stock on the date of exercise over the exercise price per share of the SAR. The Committee will determine the terms and conditions of SARs at the time of grant, but generally, SARs will be subject to the same terms and conditions as stock options (as described above).

        Restricted Stock Awards.    The Stock Incentive Plan authorizes the Committee to grant restricted stock awards to employees, consultants and non-employee directors. Recipients of restricted stock awards enter into an agreement with the Corporation subjecting the restricted stock awards to transfer and other restrictions and providing the criteria or dates on which such restrictions lapse. Restricted stock awards may vest over time, based on performance criteria or other factors (including, without limitation, performance goals that are intended to comply with the performance-based compensation exception under Section 162(m) of the Code), as determined by the Committee at grant. The minimum vesting period for time-vested awards of restricted stock is three years, subject to acceleration for Change in Control or circumstances related to a termination, provided that such minimum vesting period is not applicable to grants not in excess of 5% of the number of shares of Common Stock available under the Stock Incentive Plan. A holder of a restricted stock award does not have any of the attendant rights of a stockholder until such holder becomes a stockholder of record (with the exception of certain dividend rights). A stockholder of record has all of the attendant rights of a stockholder including the right to receive dividends, the right to vote shares and, subject to and conditioned upon the full vesting of shares, the right to tender such shares.

        Performance Awards.    The Stock Incentive Plan authorizes the Committee to grant performance awards to employees, consultants and non-employee directors entitling them to receive a fixed number of shares of Common Stock or cash, as determined by the Committee, upon the attainment of performance goals (including, without limitation, performance goals that are intended to comply with the performance-based compensation exception under Section 162(m) of the Code, as provided below).

        Other Stock-Based Awards.    The Stock Incentive Plan authorizes the Committee to grant awards of Common Stock and other awards to employees and non-employee directors that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock and may be granted either alone or in addition to or in tandem with stock options, SARs, restricted stock, performance shares or performance units, which may be based on performance criteria (including, without limitation, performance goals that are intended to comply with the performance-based compensation exception under Section 162(m) of the Code, as provided below). The minimum vesting period for time-vested awards of restricted stock units is three years, subject to acceleration for Change in Control or circumstances related to a termination, provided that such minimum vesting period is not applicable to grants not in excess of 5% of the number of shares of Common Stock available under the Stock Incentive Plan.

        Performance Goals.    As noted above, performance-based awards granted under the Stock Incentive Plan that are intended to satisfy the performance-based compensation exception under Section 162(m) of the Code will vest based on attainment of specified performance goals which have been established by the Committee. These performance goals will be based on one or more of the following criteria selected by the Committee: (i) the attainment of certain target levels of, or a specified increase in, enterprise value or value creation targets of the Corporation (or any subsidiary, division or other operational unit of the Corporation); (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits of the Corporation, including without limitation that attributable to continuing and/or other operations of the Corporation (or in either case a subsidiary, division, or other operational unit of the Corporation); (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow of the Corporation (or a subsidiary, division, or other operational unit of the Corporation); (iv) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of, the Corporation's bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Corporation, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations of the Corporation (or a subsidiary, division or other operational unit of the Corporation); (vi) the attainment of certain target levels of, or a specified percentage increase in, net sales, revenues, net income or earnings before income tax or other exclusions of the Corporation (or a subsidiary, division, or other operational unit of the Corporation); (vii) the attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital of the Corporation (or any subsidiary, division or other operational unit of the Corporation); (viii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholder equity of the Corporation (or any subsidiary, division or other operational unit of the Corporation); (ix) the attainment of certain target levels in the fair market value of the shares of the Corporation's Common Stock; (x) the growth in the value of an investment in the Corporation's Common Stock assuming the reinvestment of dividends; or (xi) a transaction that results in the sale of stock or assets of the Corporation. The Committee may also exclude the impact of an event or occurrence which the Committee determines should be appropriately excluded, including (i) restructurings, discontinued operations, extraordinary items and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Corporation or not within the reasonable control of the Corporation's management or (iii) a change in accounting standards required by generally accepted accounting principles.

        In addition, such performance goals may be based upon the attainment of specified levels of Corporation (or subsidiary, division or other operational unit of the Corporation) performance under one or more of the measures described above relative to the performance of other corporations. The Committee may: (i) designate additional business criteria on which the performance goals may be based or (ii) adjust, modify or amend the aforementioned business criteria.

Change in Control

        Unless determined otherwise by the Committee at the time of grant, or, if no rights of a participant are reduced, thereafter, upon a Change in Control of the Corporation, all vesting and forfeiture conditions, restrictions and limitations in effect with respect to any outstanding award will immediately lapse and any unvested awards will automatically become fully vested and immediately exercisable in their entirety, except if the award is assumed or substantially equivalent rights are substituted therefor by the successor entity.

        In its sole discretion, the Committee may provide a grant for the purchase of any stock options that become vested as a result of the Change in Control, for an amount of cash equal to the excess of the Change in Control price (as defined in the Stock Incentive Plan) of the shares of Common Stock covered by such awards, over the aggregate exercise price of such awards.

        In the event of a merger or consolidation in which the Corporation is not the surviving corporation or in the event of a transaction that results in the acquisition of substantially all of the Corporation's Common Stock or all of the Corporation's assets, the Committee may elect to terminate all outstanding and unexercised awards; provided, that during the period from notification of such termination to the date of consummation of the relevant transaction (which must be at least 20 days) each such participant shall have the right to exercise all of his or her unexercised awards in full (without regard to any restrictions on exercisability).

Amendment and Termination

        Notwithstanding any other provision of the Stock Incentive Plan, the Board of Directors may at any time, amend, in whole or in part, any or all of the provisions of the Stock Incentive Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law to comply with applicable law or accounting rules, to correct obvious drafting errors, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such participant and, provided further, without the approval of stockholders, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under the Stock Incentive Plan; (ii) increase the maximum individual participant share limitations for a fiscal year; (iii) change the classification of individuals eligible to receive awards under the Stock Incentive Plan; (iv) extend the maximum option term; (v) materially alter the performance goals; (vi) reduce the exercise price of an award, substitute a new award at a lower price for a surrendered award or cancel an award for cash or another award; or (vii) require stockholder approval in order for the Stock Incentive Plan to continue to comply with the applicable provisions of Section 162(m) of the Code or the rules of the NYSE.

Nontransferability

        Awards granted under the Stock Incentive Plan are not transferable by a participant (except to a family member, trust or partnership for the benefit of a participant or a family member, or for charitable purposes, as permitted by the Committee, in its sole discretion), other than by will or by the laws of descent and distribution. Shares of Common Stock acquired by a permissible transferee shall continue to be subject to the terms of the Plan.

Material U.S. Federal Income Tax Consequences

        The following discussion of the principal U.S. federal income tax consequences with respect to options under the Stock Incentive Plan is based on statutory authority and judicial and administrative interpretations as of the date of this proxy statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the federal income tax consequences (state, local and other tax consequences are not addressed below). This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country. The U.S. federal income tax law is technical and complex and the discussion below represents only a general summary.

THE FOLLOWING SUMMARY IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY AND DOES NOT PURPORT TO ADDRESS ALL THE TAX CONSIDERATIONS THAT MAY BE RELEVANT. EACH RECIPIENT OF A GRANT IS URGED TO CONSULT HIS OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH RECIPIENT OF THE GRANT AND THE DISPOSITION OF COMMON STOCK.

        Stock Options.    In general, an optionee will recognize no taxable income upon the grant of a non-qualified stock option and the Corporation will not receive a deduction at the time of such grant. Upon exercise of a non-qualified stock option, an optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. Upon a subsequent sale of the Common Stock by the optionee, the optionee will recognize short-term or long-term capital gain or loss, depending upon his holding period for the

Common Stock. The Corporation will generally be allowed a deduction equal to the amount recognized by the optionee as ordinary income.

        Section 162(m) of the Code.    Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in its taxable year to the extent that such compensation exceeds $1,000,000. "Covered employees" are a company's chief executive officer on the last day of the taxable year and the three other most highly paid executive officers (other than the chief financial officer) whose compensation is required to be reported to stockholders in its proxy statement under the 1934 Act. Compensation paid under certain qualified performance-based compensation arrangements, which (among other things) provide for compensation based on preestablished performance goals established by the Compensation Committee, is not considered in determining whether a "covered employee's" compensation exceeds $l,000,000. It is intended that certain awards under the Stock Incentive Plan will satisfy these requirements so that the income recognized in connection with awards will not be included in a "covered employee's" compensation for the purpose of determining whether such individual's compensation exceeds $1,000,000.

        Parachute Payments.    In the event that the payment or vesting of any award under the Stock Incentive Plan is accelerated because of a change in ownership (as defined in Code Section 280G(b)(2)) and such payment of an award, either alone or together with any other payments made to the participant, constitute parachute payments under Section 280G of the Code, then subject to certain exceptions, a portion of such payments would be nondeductible to the Corporation and the participant would be subject to a 20% excise tax on such portion of the payment.

New Plan Benefits

        Except as set forth below, because future awards under the Stock Incentive Plan will be based upon prospective factors including the nature of services to be rendered by current or prospective employees and officers of, advisors and independent consultants to, the Corporation or its affiliates, and directors who are neither officers nor employees of the Corporation or its affiliates and their potential contributions to the success of the Corporation, actual awards cannot be determined at this time.

        The Committee granted approximately 81,600 shares of restricted stock to approximately 210 employees of the Corporation and certain of its subsidiaries (not including any director or executive officer of the Corporation) in 2008, which become vested as to one-fourth of such shares on each of the first four anniversaries of the grant date of these shares. The Corporation also granted stock option awards for 127,500 shares of Common Stock to approximately 45 employees of the Corporation and certain of its subsidiaries (not including any director or executive officer of the Corporation) in 2008, which stock option awards become exercisable as to one-third of such options on each of the first three anniversaries of the grant date of these stock options. The unvested portion of such restricted stock grants or stock options would be subject to forfeiture upon the occurrence of certain events, such as termination of employment.

        During the year ended December 31, 2007, the following awards were granted under the Stock Incentive Plan to Named Executive Officers serving at December 31, 2007, all Named Executive Officers as a group, all non-employee directors as a group, and all other employees, respectively:

Grantee	Shares of Restricted Stock	Stock Options	Restricted Stock Units	Performance Share Units	Performance Restricted Stock Units	Performance Stock Options
Named Executive Officers	74,526	235,173	—	63,647	47,289	146,270
Non-Employee Directors	—	—	12,000	—	—	—
Employees	68,825	111,218	—	167,147	—	—

Total	143,351	346,391	12,000	230,794	47,289	146,270

        The Board of Directors recommends that stockholders vote FOR the approval of the amendment and restatement of the Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan and the re-approval of the section 162(m) performance goals under such plan.

PROPOSALS FOR 2009 MEETING

        Any proposals of stockholders that are intended to be presented at the Corporation's 2009 Annual Meeting of Stockholders must be received at the Corporation's principal executive offices no later than December 31, 2008, and must comply with all other applicable legal requirements, in order to be included in the Corporation's proxy statement and form of proxy for that meeting.

        Stockholders who wish to propose a matter for action at the Corporation's 2009 Annual Meeting, including the nomination of directors, but who do not wish to have a proposal or nomination included in the proxy statement, must notify the Corporation in writing of the information required by the provisions of the Corporation's amended and restated by-laws dealing with stockholder proposals. The notice must be delivered to the Corporation's Corporate Secretary between March 12, 2009 and April 10, 2009. Stockholders can obtain a copy of the Corporation's amended and restated by-laws by writing the Corporate Secretary at the following address: Corporate Secretary, Overseas Shipholding Group, Inc., 666 Third Avenue, New York, New York 10017.

GENERAL INFORMATION

        The Board of Directors is not aware of any matters to be presented at the meeting other than those specified above. If any other matter should be presented, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment.

        All shares represented by the accompanying proxy, if the proxy is duly executed and received by the Corporation at or prior to the meeting, will be voted at the meeting in accordance with the instructions provided therein. If no such instructions are provided, the proxy will be voted for the election of directors, for the ratification of the appointment of Ernst & Young LLP as the Corporation's independent registered public accounting firm for 2008 and for the approval of the amendment and restatement of the Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan and re-approval of the section 162(m) performance goals under such plan. Under Delaware law and the Corporation's Certificate of Incorporation and By-Laws, if a quorum is present, directors are elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Ratification of the appointment of Ernst & Young LLP as the Corporation's independent registered public accounting firm for 2008 and approval of the amendment and restatement of the Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan and reapproval of the section 162(m) goals under such plan requires the affirmative vote (in person or by proxy) of the holders of a majority of the shares of the Common Stock entitled to vote present or represented at the Annual Meeting. Shares represented by proxies or ballots withholding votes from one or more directors will not be counted in the election of that director but will be counted for purposes of determining a quorum. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Annual Meeting, whereas broker non-votes will not be counted for purposes of determining the number of votes cast.

        If you are a participant in the Savings Plan of the Corporation (the "Savings Plan") and hold Common Stock in the Savings Plan, shares of Common Stock which are held for you under the Savings Plan, as applicable, may be voted through the proxy card accompanying this mailing. The Savings Plan is administered by Vanguard Fiduciary Trust Company, as Trustee. The Trustee, as the stockholder of record of the Common Stock held in the Savings Plan, will vote the shares held for you in accordance with the directions you give on the enclosed proxy card, provided that you return the proxy card duly signed and dated to the address indicated on the enclosed envelope. If the proxy cards representing shares of Common Stock held under the Savings Plan are not returned duly signed and dated, the Trustee will vote the shares in the same proportion as it votes shares as to which directions have been received.

        The cost of soliciting proxies for the meeting will be borne by the Corporation. Innisfree M&A Incorporated has been retained by the Corporation to assist with the solicitation of votes for a fee of $7,500 plus reimbursement of expenses to be paid by the Corporation. The Corporation will also reimburse brokers and others who are only record holders of the Corporation's shares for their reasonable expenses incurred in obtaining voting instructions from beneficial owners of such shares. Directors and officers of the Corporation may solicit proxies personally or by telephone or facsimile but will not receive additional compensation for doing so.

        The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 has been mailed to stockholders. The Annual Report does not form part of this Proxy Statement.

By order of the Board of Directors,
JAMES I. EDELSON
General Counsel and Secretary

New York, N.Y.
April 29, 2008

Appendix A

OVERSEAS SHIPHOLDING GROUP, INC.

2004 STOCK INCENTIVE PLAN

as Amended and Restated as of June 10, 2008

i

OVERSEAS SHIPHOLDING GROUP, INC.

2004 STOCK INCENTIVE PLAN

as Amended and Restated as of June 10, 2008

ARTICLE I

PURPOSE

        The purpose of this Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan, as amended and restated as of June 10, 2008, is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Employees, Consultants and Non-Employee Directors stock-based and other incentives, thereby creating a means to raise the level of equity ownership by such individuals in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company's stockholders.

ARTICLE II

DEFINITIONS

        For purposes of this Plan, the following terms shall have the following meanings:

        2.1    "Acquisition Event"    has the meaning set forth in Section 4.2(d).

        2.2    "Affiliate"    means each of the following: (a) any Subsidiary; (b) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; and (c) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an "Affiliate" by resolution of the Committee.

        2.3    "Award"    means any award under this Plan of any Stock Option, Stock Appreciation Right, Restricted Stock Award, Performance Award or Other Stock-Based Award.

        2.4    "Board"    means the Board of Directors of the Company.

        2.5    "Cause"    means with respect to a Participant's Termination of Employment or Termination of Consultancy, and except as otherwise provided by the Committee in an Award agreement, the following: (a) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines "cause" (or words or a concept of like import), "cause" as defined under such agreement; provided, however, that with regard to any agreement under which the definition of "cause" only applies on occurrence of a change in control, such definition of "cause" shall not apply until a change in control actually takes place and then only with regard to a termination thereafter; or (b) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define "cause" (or words or a concept of like import)), termination due to a Participant's insubordination, dishonesty, fraud, incompetence, moral turpitude, willful misconduct, refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for the Company or an Affiliate, as determined by the Committee in its sole discretion. With respect to a Participant's Termination of Directorship, "cause" means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

        2.6    "Change in Control"    has the meaning set forth in Article XI.

        2.7    "Change in Control Price"    has the meaning set forth in Section 11.1.

        2.8    "Code"    means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

        2.9    "Committee"    means: (a) with respect to the application of this Plan to Eligible Employees and Consultants, the Compensation Committee of the Board appointed from time to time by the Board (or another committee of the Board appointed for the purposes of administering this Plan), which Committee shall consist of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, a "non-employee director" as defined in Rule 16b-3 and, to the extent required by Section 162(m) of the Code, an "outside director" as defined under Section 162(m) of the Code and, to the extent required by the rules and regulations of the New York Stock Exchange, an "independent director" as defined under such rules and regulations; and (b) with respect to the application of this Plan to Non-Employee Directors, the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance with the requirements of Rule 16b-3 or Section 162(m) of the Code, as applicable, shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

        2.10    "Common Stock"    means the Common Stock, $1.00 par value per share, of the Company.

        2.11    "Company"    means Overseas Shipholding Group, Inc., a Delaware corporation, and its successors by operation of law.

        2.12    "Consultant"    means any natural person who is an advisor or consultant to, or subject to Section 5.2, a prospective advisor or consultant to, the Company or its Affiliates.

        2.13    "Disability"    means with respect to a Participant's Termination, and except as provided by the Committee in an Award agreement, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability. Except as provided by the Committee in an Award agreement, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

        2.14    "Effective Date"    means the effective date of this Plan as defined in Article XV.

        2.15    "Eligible Employee"    means each employee of, or subject to Section 5.2, each prospective employee of, the Company or an Affiliate.

        2.16    "Exchange Act"    means the Securities Exchange Act of 1934, as amended. Any references to any section of the Exchange Act shall also be a reference to any successor provision.

        2.17    "Fair Market Value"    means, for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Common Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded; or (b) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc. For purposes of the grant of any Award, the applicable date shall be the date on which the Award is granted, or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open.

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        2.18    "Family Member"    means "family member" as defined in Section A.1.(5) of the general instructions of Form S-8.

        2.19    "Good Reason"    means, with respect to a Participant's Termination of Employment, and except as otherwise provided by the Committee in an Award agreement, the following: (a) in the case where there is an employment agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines "good reason" (or words or a concept of like import), a termination due to good reason (or words or a concept of like import), as defined in such agreement at the time of the grant of the Award; provided, however, that with regard to any agreement under which the definition of "good reason" only applies on occurrence of a change in control, such definition of "good reason" shall not apply until a change in control actually takes place and then only with regard to a termination thereafter; or (b) if such an agreement does not exist or if "good reason" is not defined in any such agreement, as defined in the Award agreement, if at all.

        2.20    "Non-Employee Director"    means a director of the Company who is not an active employee of the Company or an Affiliate.

        2.21    "Other Stock-Based Award"    means an Award under Article X of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, an Award valued by reference to an Affiliate.

        2.22    "Participant"    means an Eligible Employee, Non-Employee Director or Consultant to whom an Award has been granted pursuant to this Plan.

        2.23    "Performance Award"    means an Award made pursuant to Article IX of this Plan of the right to receive Common Stock or cash at the end of a specified Performance Period.

        2.24    "Performance Period"    has the meaning set forth in Section 9.1.

        2.25    "Person"    means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, incorporated organization, governmental or regulatory or other entity.

        2.26    "Plan"    means this Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan, as amended from time to time.

        2.27    "Prior Plan"    means the Overseas Shipholding Group, Inc. 1998 Stock Option Plan, as amended from time to time.

        2.28    "Reference Stock Option"    has the meaning set forth in Section 7.1.

        2.29    "Restricted Stock Award"    means an Award of shares of Common Stock, or the right to receive shares of Common Stock in the future, under this Plan that is subject to restrictions under Article VIII.

        2.30    "Restriction Period"    has the meaning set forth in Subsection 8.3(a) with respect to Restricted Stock Awards.

        2.31    "Retirement"    means, except as otherwise provided by the Committee in an Award agreement, a Termination of Employment or Termination of Consultancy without Cause at or after age 65 or such earlier date as may be determined by the Committee at the time of grant. With respect to a Participant's Termination of Directorship, Retirement means the failure to stand for reelection or the failure to be reelected on or after a Participant has attained age 65.

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        2.32    "Rule 16b-3"    means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

        2.33    "Section 162(m) of the Code"    means the exception for performance-based compensation under Section 162(m) of the Code and any Treasury regulations thereunder.

        2.34    "Securities Act"    means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Any reference to any section of the Securities Act shall also be a reference to any successor provision.

        2.35    "Stock Appreciation Right"    shall mean the right pursuant to an Award granted under Article VII. A Tandem Stock Appreciation Right shall mean the right to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in cash and/or stock equal to the difference between (i) the Fair Market Value on the date such Stock Option (or such portion thereof) is surrendered, of the Common Stock covered by such Stock Option (or such portion thereof), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof). A Non-Tandem Stock Appreciation Right shall mean the right to receive an amount in cash and/or stock equal to the difference between (x) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (y) the aggregate exercise price of such right, otherwise than on surrender of a Stock Option.

        2.36    "Stock Option" or "Option"    means any option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants granted pursuant to Article VI.

        2.37    "Subsidiary"    means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

        2.38    "Substitute Awards"    mean Awards granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.

        2.39    "Termination"    means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

        2.40    "Termination of Consultancy"    means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

        2.41    "Termination of Directorship"    means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

        2.42    "Termination of Employment"    means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or

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another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

        2.43    "Transfer"    means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). "Transferred" and "Transferable" shall have a correlative meaning.

ARTICLE III

ADMINISTRATION

        3.1    The Committee.    The Plan shall be administered and interpreted by the Committee. Notwithstanding anything herein to the contrary, the Board shall have authority for administration and interpretation of the Plan with respect to Non-Employee Directors and all references herein to the authority of the Committee as applied to Non-Employee Directors shall be deemed to refer to the Board.

        3.2    Grants of Awards.    The Committee shall have full authority to grant, pursuant to the terms of this Plan, to Eligible Employees, Consultants and Non-Employee Directors: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock Awards, (iv) Performance Awards, and (v) Other Stock-Based Awards. In particular, the Committee shall have the authority:

    (a)
    to select the Eligible Employees, Consultants and Non-Employee Directors to whom Awards may from time to time be granted hereunder;

    (b)
    to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Employees, Consultants or Non-Employee Directors;

    (c)
    to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

    (d)
    to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

    (e)
    to determine whether, to what extent and under what circumstances grants of Options and other Awards under this Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of this Plan;

    (f)
    to determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock and/or restricted stock under Section 6.2(d);

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    (g)
    to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant;

    (h)
    to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award;

    (i)
    to modify, extend or renew an Award, subject to Article XII herein, provided, however, that if an Award is modified, extended or renewed and thereby deemed to be the issuance of a new Award under the Code or the applicable accounting rules, the exercise price of a Stock Option may continue to be the original exercise price even if less than the Fair Market Value of the Common Stock at the time of such modification, extension or renewal;

    (j)
    subject to Section 6.2(k) to offer to buy out an Award previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time such offer is made; and

    (k)
    to determine at grant that a Stock Option shall cease to be exercisable or an Award shall be forfeited, or that proceeds or profits applicable to an Award shall be returned to the Company, in the event the Participant engages in detrimental activity with respect to the Company or its Affiliates (as such term is defined by the Committee in the Award agreement) and, to interpret such definition and to approve waivers with regard thereto.

        3.3    Guidelines.    Subject to Article XII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of this Plan. Notwithstanding the foregoing, no action of the Committee under this Section 3.3 shall impair the rights of any Participant without the Participant's consent. To the extent applicable, this Plan is intended to comply with the applicable requirements of Rule 16b-3 and Section 162(m)of the Code, and this Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

        The Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions.

        3.4    Decisions Final.    Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with this Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

        3.5    Procedures.    The Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable, including, without limitation, by telephone conference or by written consent to the extent permitted by applicable law. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members in

6

accordance with the By-Laws of the Company, shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

        3.6    Designation of Consultants/Liability.

    (a)
    The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of this Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers to grant Awards and/or execute agreements or other documents on behalf of the Committee.

    (b)
    The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to sub-section (a) above shall not be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it.

        3.7    Indemnification.    To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each officer and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of this Plan, except to the extent arising out of such officer's, member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the employees, officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate or any agreement of indemnification. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under this Plan.

ARTICLE IV

SHARE LIMITATION

        4.1    Shares.

    (a)
    Aggregate Limitation.    The following provisions apply in determining the aggregate number of shares of Common Stock available under the Plan.

    (i)
    The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under this Plan shall not exceed 3,115,000 shares (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. Any shares of Common Stock that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one share for every share granted. Any shares of Common Stock that are subject to Awards other than Options or Stock Appreciation Rights granted after December 31, 2007 shall be counted against this limit as 2 shares for every share granted.

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      (ii)
      If, after December 31, 2007, any Option or Stock Appreciation Right granted under this Plan or any option under the Prior Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying any unexercised Award shall again be available for the purpose of Awards under the Plan. If, after December 31, 2007, any Restricted Stock Awards, Performance Awards, or Other Stock-Based Awards denominated in shares of Common Stock awarded under this Plan to a Participant are forfeited for any reason, the number of forfeited shares of Common Stock shall again be available for the purposes of Awards under the Plan. If a Stock Appreciation Right is granted in tandem with an Option, such grant shall only apply once against the maximum number of shares of Common Stock which may be issued under this Plan. Awards settled in cash shall again be available for issuance under this Plan.

      (iii)
      In determining the number of shares of Common Stock available for Awards, if Common Stock has been delivered or exchanged as full or partial payment to the Company for payment of the exercise price or purchase price of an Award under the Plan or an option under the Prior Plan, or for payment of withholding taxes with respect to Awards under the Plan or options under the Prior Plan, or if the number shares of Common Stock otherwise deliverable has been reduced for payment of the exercise price or purchase price or for payment of withholding taxes, the number of shares of Common Stock exchanged as payment in connection with the exercise or for withholding or reduced shall not again be available for purpose of Awards under this Plan. In addition, shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds received by the Company from the exercise of Stock Options granted under the Plan or options granted under the Prior Plan shall not again be available for purposes of Awards under this Plan. Shares of Common Stock not issued upon the stock settlement of a Stock Appreciation Right shall not again be available for issuance under this Plan.

      (iv)
      Any shares of Common Stock that again become available for grant pursuant to this Section 4.1(a) shall be added back as one share if such share were subject to an Option or Stock Appreciation Right granted under the Plan or an option granted under the Prior Plan, and as 2 shares if such shares were subject to an Award other than an Option or a Stock Appreciation Right granted under the Plan.

    (b)
    Individual Participant Limitations.    The following provisions apply in determining the Awards that may be granted to an individual during a fiscal year of the Company.

    (i)
    The maximum number of shares of Common Stock subject to any Option or Stock Appreciation Right which may be granted under this Plan during any fiscal year of the Company to each Eligible Employee shall be 500,000 shares for each type of Award (subject to any increase or decrease pursuant to Section 4.2). The maximum number of shares of Common Stock subject to any Restricted Stock Award or Other Stock Based Award that is subject to the attainment of specified performance goals which may be granted under this Plan during any fiscal year of the Company to each Eligible Employee shall be 250,000 shares for each type of Award (subject to any increase or decrease pursuant to Section 4.2). The maximum number of shares of Common Stock subject to any Performance Award denominated in shares of Common Stock which may be granted under this Plan during any Performance Period to each Eligible Employee shall be 250,000 shares (subject to any increase or decrease pursuant to Section 4.2), provided, however, that if the Performance Period is less than three consecutive fiscal years, the maximum number of shares of Common Stock subject to Performance Awards shall be determined by multiplying 250,000 by a fraction, the numerator of which is the number of days in the Performance Period, and the denominator of which is 1095. If a Stock Appreciation Right is granted in tandem with an Option it shall apply against the Eligible Employee's individual share limitations for both Stock Appreciation Rights and Options.

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      (ii)
      The maximum payment under any Performance Award denominated in dollars under this Plan to each Eligible Employee for any Performance Period shall be $5,000,000, provided, however, that if the Performance Period is less than three consecutive fiscal years, the maximum value at grant of Performance Awards subject to this subparagraph (ii) shall be determined by multiplying $5,000,000 by a fraction, the numerator of which is the number of days in the Performance Period, and the denominator of which is 1095.

      (iii)
      To the extent that shares of Common Stock or amounts for which Awards are permitted to be granted to a Participant pursuant to Section 4.1(b) during a fiscal year of the Company or Performance Period, as the case may be, are not covered by an Award in the Company's fiscal year or Performance Period, as the case may be, such shares of Common Stock or amounts shall not be available for grant or issuance to the Participant in any subsequent fiscal year during the term of this Plan.

    (c)
    Substitute Awards.    Substitute Awards shall not reduce the shares of Common Stock authorized for grant under the Plan pursuant to Section 4.1(a) or authorized for grant to an Eligible Employee in any fiscal year of the Company pursuant to Section 4.1(b). Additionally, in the event that a company acquired by the Company or an Affiliate, or with which the Company or an Affiliate combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Eligible Employees, Consultants or Non-Employee Directors prior to such acquisition or combination.

        4.2    Changes.

    (a)
    The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.

    (b)
    Subject to the provisions of Section 4.2(d), in the event of any such change in the capital structure or business of the Company by reason of any stock split, reverse stock split, stock dividend, extraordinary dividend (whether cash or stock), combination or reclassification of shares, recapitalization, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase any Common Stock or securities convertible into Common Stock, any sale or transfer of all or part of the Company's assets or business, any special cash dividend or any other corporate transaction or event having an effect similar to any of the foregoing and effected without receipt of consideration by the Company, the Committee shall adjust the aggregate

9

      number and kind of shares that thereafter may be issued under this Plan, the number and kind of shares or other property (including cash) to be issued upon exercise of an outstanding Award or under other Awards granted under this Plan, and the purchase price thereof, consistent with such change in such manner as the Committee deems equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under this Plan, and any such adjustment determined by the Committee in good faith shall be final, binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns. In connection with any event described in this paragraph, the Committee may provide, in its sole discretion, for the cancellation of any outstanding Awards and payment in cash or other property in exchange therefor. Except as provided in this Section 4.2 or in the applicable Award agreement, a Participant shall have no rights by reason of any issuance by the Company of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend, any other increase or decrease in the number of shares of stock of any class, any sale or transfer of all or part of the Company's assets or business or any other change affecting the Company's capital structure or business.

    (c)
    Unless otherwise determined by the Committee, fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down and any remaining fractional shares of Common Stock shall be settled in cash. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of this Plan.

    (d)
    In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company's assets (all of the foregoing being referred to as an "Acquisition Event"), then the Committee may, in its sole discretion, terminate all outstanding and unexercised Stock Options or Stock Appreciation Rights or any Other Stock-Based Award that provides for a Participant elected exercise effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her Stock Options or Stock Appreciation Rights or any Other Stock-Based Award that provides for a Participant elected exercise that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award agreements), but any such exercise shall be contingent on the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

      If an Acquisition Event occurs but the Committee does not terminate the outstanding Awards pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) and Article XI shall apply.

        4.3    Minimum Purchase Price.    Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under this Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

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ARTICLE V

ELIGIBILITY

        5.1    General Eligibility.    All Eligible Employees, Consultants and Non-Employee Directors are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in this Plan shall be determined by the Committee in its sole discretion.

        5.2    General Requirement.    The vesting and exercise of Awards granted to a prospective employee or consultant shall be conditioned upon such individual actually becoming an employee of or consultant to the Company or an Affiliate within a reasonable time thereafter, as determined by the Committee.

ARTICLE VI

STOCK OPTIONS

        6.1    Options.    Stock Options may be granted alone or in addition to other Awards granted under this Plan. The Committee shall have the authority to grant any Eligible Employee, Consultant or Non-Employee Director one or more Stock Options. Each Stock Option granted under this Plan shall be a non-qualified Stock Option, not intended to be an incentive stock option within the meaning of Section 422 of the Code.

        6.2    Terms of Options.    Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

    (a)
    Exercise Price.    The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant, provided that the per share exercise price of any Stock Option shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant (except in the case of a Substitute Award).

    (b)
    Stock Option Term.    The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than 10 years after the date the Option is granted.

    (c)
    Exercisability.    Unless the Committee determines otherwise at grant or as otherwise provided herein, Stock Options shall be exercisable no earlier than one year after grant (except with respect to Stock Options granted to Non-Employee Directors) and shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. Notwithstanding the foregoing, if the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

    (d)
    Method of Exercise.    Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price (or arrangements satisfactory to the Committee made for such payment) as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a

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      national securities exchange or quoted on a national quotation system sponsored by the National Association of Securities Dealers, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, the relinquishment of Stock Options or by payment in full or in part in the form of Common Stock (including by attestation) owned by the Participant based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee, in its sole discretion). No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

    (e)
    Termination by Death, Disability or Retirement.    Unless otherwise determined by the Committee at grant, or if no rights of the Participant are reduced, thereafter, if Participant's Termination is by reason of death, Disability or Retirement, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant's Termination may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant's estate) at any time within a period of one year from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options; provided, however, that in the case of Retirement, if the Participant dies within such exercise period, all unexercised Stock Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options.

    (f)
    Involuntary Termination Without Cause or for Good Reason.    Unless otherwise determined by the Committee at grant, or if no rights of the Participant are reduced, thereafter, if a Participant's Termination is by involuntary termination without Cause or, to the extent provided, or deemed provided because of a contractual obligation in an Award agreement, for Good Reason, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant's Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

    (g)
    Voluntary Termination.    Unless otherwise determined by the Committee at grant, or if no rights of the Participant are reduced, thereafter, if a Participant's Termination is voluntary (other than a voluntary termination described in subsection (h)(y) below or covered by (f) above), all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant's Termination may be exercised by the Participant at any time within a period of 30 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

    (h)
    Termination for Cause.    Unless otherwise determined by the Committee at grant, or if no rights of the Participant are reduced, thereafter, if a Participant's Termination (x) is for Cause or (y) is a voluntary Termination after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.

    (i)
    Unvested Stock Options.    Unless otherwise determined by the Committee at grant, or if no rights of the Participant are reduced, thereafter, Stock Options that are not vested as of the date of a Participant's Termination for any reason shall terminate and expire as of the date of such Termination.

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    (j)
    Form, Modification, Extension and Renewal of Stock Options.    Subject to the terms and conditions and within the limitations of this Plan, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may, in its sole discretion (i) modify, extend or renew outstanding Stock Options granted under this Plan (provided that the rights of a Participant are not reduced without his or her consent and provided further that such action does not subject the Stock Options to Section 409A of the Code), and (ii) accept the surrender of outstanding Stock Options (up to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, an outstanding Option may not be modified to reduce the exercise price thereof, nor may a new Option at a lower price be substituted for a surrendered Option, nor may an Option be cancelled for cash or another Award (other than actions in accordance with Section 4.2 or in connection with a Change in Control), unless such action is approved by the stockholders of the Company.

    (k)
    Buyout and Settlement Provisions.    Subject to Section 6.2(j) above, the Committee may at any time offer to buy out an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

    (l)
    Deferred Delivery of Common Shares.    The Committee may in its discretion permit Participants to defer delivery of Common Stock acquired pursuant to a Participant's exercise of an Option in accordance with the terms and conditions established by the Committee.

    (m)
    Early Exercise.    The Committee may provide that a Stock Option include a provision whereby the Participant may elect at any time before the Participant's Termination to exercise the Stock Option as to any part or all of the shares of Common Stock subject to the Stock Option prior to the full vesting of the Stock Option and such shares shall be subject to the provisions of Article VIII and treated as restricted stock. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

    (n)
    Other Terms and Conditions.    Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of this Plan, as the Committee shall deem appropriate.

ARTICLE VII

STOCK APPRECIATION RIGHTS

        7.1    Tandem Stock Appreciation Rights.    Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a "Reference Stock Option") granted under this Plan ("Tandem Stock Appreciation Rights"). Such rights may be granted either at or after the time of the grant of such Reference Stock Option.

        7.2    Terms and Conditions of Tandem Stock Appreciation Rights.    Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, in its sole discretion, and the following:

    (a)
    Exercise Price.    The exercise price per share of Common Stock subject to a Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

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    (b)
    Term.    A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until and then only to the extent the exercise or termination of the Reference Stock Option causes the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

    (c)
    Exercisability.    Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VI, and shall be subject to the provisions of Section 6.2(c).

    (d)
    Method of Exercise.    A Tandem Stock Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 7.2. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised.

    (e)
    Payment.    Upon the exercise of a Tandem Stock Appreciation Right a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or Common Stock (as determined by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option exercise price per share specified in the Reference Stock Option agreement multiplied by the number of shares in respect of which the Tandem Stock Appreciation Right shall have been exercised.

    (f)
    Deemed Exercise of Reference Stock Option.    Upon the exercise of a Tandem Stock Appreciation Right, the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article IV of the Plan on the number of shares of Common Stock to be issued under the Plan.

        7.3    Non-Tandem Stock Appreciation Rights.    Non-Tandem Stock Appreciation Rights may also be granted without reference to any Stock Options granted under this Plan. A Non-Tandem Stock Appreciation Right may not be modified to reduce the exercise price thereof nor may a new Non-Tandem Stock Appreciation Right at a lower price be substituted for a surrendered Stock Appreciation Right (other than adjustments or substitutions in accordance with Section 4.2) nor may Non-Tandem Stock Appreciation Right be cancelled for cash or another Award, unless such action is approved by the stockholders of the Company.

        7.4    Terms and Conditions of Non-Tandem Stock Appreciation Rights.    Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, and the following:

    (a)
    Exercise Price.    The exercise price per share of Common Stock subject to a Non-Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Non-Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

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    (b)
    Term.    The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than 10 years after the date the right is granted.

    (c)
    Exercisability.    Unless the Committee determines otherwise at grant or as otherwise provided herein, Non-Tandem Stock Appreciation Rights shall be exercisable no earlier than one year after grant (except with respect to Non-Tandem Stock Appreciation Rights granted to Non-Employee Directors) and shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

    (d)
    Method of Exercise.    Subject to whatever installment exercise and waiting period provisions apply under subsection (b) above, Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

    (e)
    Payment.    Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion at the time of grant) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised over the Fair Market Value of one share of Common Stock on the date the right was awarded to the Participant.

ARTICLE VIII

RESTRICTED STOCK AWARDS

        8.1    Restricted Stock Awards.    Restricted Stock Awards may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall, in its sole discretion, determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, grants of Restricted Stock Awards shall be made, the number of shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant or vesting of Restricted Stock Awards upon the attainment of specified performance targets (including the Performance Goals specified in Exhibit A attached hereto) or such other factors as the Committee may determine, in its sole discretion, including to comply with the requirement of Section 162(m) of the Code.

        8.2    Awards and Certificates.    Eligible Employees, Consultants and Non-Employee Directors selected to receive a Restricted Stock Award shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

    (a)
    Purchase Price.    The purchase price of a Restricted Stock Award shall be fixed by the Committee. Subject to Section 4.3, the purchase price for a Restricted Stock Award may

15

      be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

    (b)
    Acceptance.    Restricted Stock Awards must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the grant date, by executing an Award agreement and by paying whatever price (if any) the Committee has designated thereunder.

        8.3    Restrictions and Conditions.    Restricted Stock Awards awarded pursuant to this Plan shall be subject to the following restrictions and conditions:

  (a)   Restriction Period.

      (i)
      The Participant shall not be permitted to Transfer a Restricted Stock Award awarded under this Plan during the period or periods set by the Committee (the "Restriction Period") commencing on the date of such Award, as set forth in the Award agreement and such agreement shall set forth a vesting schedule and any events which would accelerate vesting of the Restricted Stock Award. The minimum Restriction Period for time-vested Awards shall be three years (with pro-rata vesting permitted over such three year period), subject to acceleration for Change in Control or circumstances related to a Termination as may be determined by the Committee in its sole discretion, provided that the minimum Restriction Period shall not be applicable to grants not in excess of 5% of the number of shares of Common Stock available for grant under Section 4.1(a) hereof. Within these limits, based on service, attainment of performance goals pursuant to Section 8.3(a)(ii) below (based on a period of no less than one year) and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of any such Award.

      (ii)
      Objective Performance Goals, Formulae or Standards.    If the grant of a Restricted Stock Award or the lapse of restrictions is based on the attainment of performance goals, the Committee shall establish the objective performance goals, including, to the extent the Committee so determines, from among those set forth in Exhibit A hereto, and the applicable vesting percentage of the Restricted Stock Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. With regard to a Restricted Stock Award that is intended to comply with Section 162(m) of the Code, to the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.

    (b)
    Rights as a Stockholder.    The Participant shall have none of the attendant rights of a holder of shares of Common Stock of the Company until the Participant becomes a shareholder of record (other than rights to receive additional Restricted Stock Awards for dividends and other distributions on shares of Common Stock). Once the Participant becomes a shareholder of record, the Participant shall have all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Common Stock, the right to tender such shares. The Committee may, in its sole discretion, determine at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period.

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    (c)
    Termination.    Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, subject to the applicable provisions of the Award agreement and this Plan, upon a Participant's Termination for any reason during the relevant Restriction Period, all Restricted Stock Awards still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.

    (d)
    Lapse of Restrictions.    If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock Award, certificates for shares attributable to such Award shall be delivered to the Participant (or, if certificates were previously issued, replacement certificates shall be delivered upon return of the previously issued certificates). All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee. Notwithstanding the foregoing, actual certificates shall not be issued to the extent that book entry recordkeeping is used.

ARTICLE IX

PERFORMANCE AWARDS

        9.1    Performance Awards.    Performance Awards may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, Performance Awards shall be awarded, the number of Performance Awards to be awarded to any person, the duration of the period (the "Performance Period") (which shall be no less than one year) during which, and the conditions under which, a Participant's right to Performance Awards will be vested, the ability of Participants to defer receipt of Performance Awards, and the other terms and conditions of the Award in addition to those set forth in Section 9.2.

        Except as otherwise provided herein, the Committee shall condition the right to payment or vesting of any Performance Award upon the attainment of objective performance goals established pursuant to Section 9.2(b) below.

        9.2    Terms and Conditions.    Performance Awards awarded pursuant to this Article IX shall be subject to the following terms and conditions:

    (a)
    Earning or Vesting of Performance Award.    At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the performance goals established pursuant to Section 9.2(b) are achieved and the percentage of each Performance Award that has been earned or vested.

    (b)
    Objective Performance Goals, Formulae or Standards.    The Committee shall establish the objective performance goals, including, to the extent the Committee so determines, from among those set forth in Exhibit A hereto, for the earning of Performance Awards based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.

17

    (c)
    Dividends.    Unless otherwise determined by the Committee at the time of grant, amounts equal to any dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Award will not be paid to the Participant.

    (d)
    Payment.    Following the Committee's determination, shares of Common Stock and/or cash, as determined by the Committee in its sole discretion at the time of grant, shall be delivered to the Eligible Employee, Consultant or Non-Employee Director, or his legal representative, in an amount equal to such individual's earned or vested Performance Award. Notwithstanding the foregoing, the Committee may, in its sole discretion and to the extent Section 162(m) of the Code is applicable, in accordance therewith, award a number of shares of Common Stock or an amount of cash less than the earned Performance Award and/or subject the payment of all or part of any Performance Award to additional vesting, forfeiture and deferral conditions as it deems appropriate.

    (e)
    Termination.    Subject to the applicable provisions of the Award agreement and this Plan, upon a Participant's Termination for any reason during the Performance Period for a given Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant or, if no rights of the Participant are reduced, thereafter.

    (f)
    Accelerated Vesting.    Based on service, performance and/or such other factors or criteria related to a Termination, if any, as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Performance Award or waive the deferral limitations for all or any part of such Award.

ARTICLE X

OTHER STOCK-BASED AWARDS

        10.1    Other Awards.    The Committee, in its sole discretion, is authorized to grant to Eligible Employees, Consultants and Non-Employee Directors Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock equivalent units, restricted stock units, and Awards valued by reference to book value of shares of Common Stock. To the extent permitted by law, the Committee may, in its sole discretion, permit Eligible Employees and/or Non-Employee Directors to defer all or a portion of their cash compensation in the form of Other Stock-Based Awards granted under this Plan, subject to the terms and conditions of any deferred compensation arrangement established by the Company, which shall be intended to comply with Section 409A of the Code. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

        Subject to the provisions of this Plan, the Committee shall have authority to determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified performance period.

        The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified performance goals, including, to the extent the Committee so determines, from among those set forth on Exhibit A hereto, as the Committee may determine, in its sole discretion; provided that to the extent that such Other Stock-Based Awards are intended to comply with

18

Section 162(m) of the Code, the Committee shall establish the objective performance goals for the vesting of such Other Stock-Based Awards based on a performance period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable performance period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.

        10.2    Terms and Conditions.    Other Stock-Based Awards made pursuant to this Article X shall be subject to the following terms and conditions:

    (a)
    Dividends.    Unless otherwise determined by the Committee at the time of grant or, if no rights of the Participant are reduced, thereafter, subject to the provisions of the Plan, the recipient of an Award under this Article X shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion.

    (b)
    Vesting.    Any Award under this Article X and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole discretion. Notwithstanding the foregoing, the minimum vesting period with respect to time-vested restricted stock units awarded pursuant this Article X shall be three years (with pro-rata vesting permitted over such three year period), subject to acceleration for Change in Control or circumstances related to a Termination as may be determined by the Committee in its sole discretion, provided that the minimum vesting period shall not be applicable to grants not in excess of 5% of the number of shares of Common Stock available for grant under Section 4.1(a) hereof.

    (c)
    Price.    Common Stock issued on a bonus basis under this Article X may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right awarded under this Article X shall be priced, as determined by the Committee in its sole discretion, except to the extent required by law, such price may not be less than par value.

ARTICLE XI

CHANGE IN CONTROL PROVISIONS

        11.1    Benefits.    In the event of a Change in Control of the Company (as defined below), and except as otherwise provided by the Committee in an Award agreement or, if no rights of the Participants are reduced, thereafter, a Participant's Award shall be treated as follows:

    (a)
    Subject to (d) below, all outstanding Stock Options and Non-Tandem Stock Appreciation Rights granted to a Participant prior to the Change in Control shall be fully vested and immediately exercisable in their entirety. The Committee, in its sole discretion, may provide at the time of grant for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess of the Change in Control Price (as defined below) of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards. For purposes of this Section 11.1, Change in Control Price shall mean the average Fair Market Value of a share of Common Stock during the 20 trading days immediately prior to a Change in Control of the Company.

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    (b)
    Subject to (d) below, all Performance Awards granted to a Participant prior to the Change in Control shall vest, at a minimum, as if the relevant Performance Period had ended upon such Change in Control and the determination of the extent to which any specified performance goals or targets had been achieved had been made at such time.

    (c)
    Subject to (d) below, the restrictions to which any Restricted Stock Awards granted to a Participant prior to the Change in Control are subject shall lapse as if the applicable Restriction Period had ended upon such Change in Control.

    (d)
    Notwithstanding the foregoing, unless the Committee provides otherwise in an Award agreement, or if no rights of the Participant are reduced, thereafter, no acceleration of vesting or lapsing of restrictions shall occur with respect to an Award if the Committee reasonably determines in good faith, prior to the occurrence of the Change in Control, that the Award shall be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 4.2(d) hereof.

        11.2    Change in Control.    A "Change in Control" shall be deemed to have occurred if: (a) any person (as defined in Section 3(a)(9) of the Exchange Act and as used in Section 13(d) and 14(d) thereof), excluding the Company, any "subsidiary," and employee benefit plan sponsored or maintained by the Company, or any subsidiary (including any trustee of any such plan acting in his capacity as trustee), becomes the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act) of shares of the Company having at least 30% of the total number of votes that may be cast for the election of directors of the Company; (b) there is a merger or other business combination of the Company, sale of all or substantially all of the Company's assets or combination of the foregoing transactions or a liquidation of the Company, (a "Transaction"), other than a Transaction involving only the Company and one or more of its subsidiaries, or a Transaction immediately following which the stockholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity in approximately the same proportion as they had in the Company immediately prior to the Transaction; or (c) during any period of two consecutive years beginning on or after the date hereof, the persons who were directors of the Company immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that, any director who was not a director as of the date hereof shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least 2/3 of the directors who then qualified as Incumbent Directors either actually or by prior operation of the foregoing unless such election, recommendation or approval occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act or any successor provision) or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than a member of the Board.

ARTICLE XII

TERMINATION OR AMENDMENT OF PLAN/NON-TRANSFERABILITY OF AWARDS

        12.1    Termination or Amendment.    Notwithstanding any other provision of this Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIV), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law, to comply with applicable law or applicable accounting rules, to correct obvious drafting errors, or as specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the holders of the Company's Common Stock entitled to vote in accordance

20

with applicable law, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan under Section 4.1(a) (except by operation of Section 4.2); (ii) increase the maximum individual limitations for a fiscal year under Section 4.1(b) (except by operation of Section 4.2); (iii) change the classification of individuals eligible to receive Awards under this Plan; (iv) extend the maximum option period under Section 6.2; (v) materially alter the performance goals as set forth in Exhibit A; (vi) reduce the exercise price of an Award, substitute a new Award at a lower price for a surrendered Award (other than adjustments or substitutions in accordance with Section 4.2 or in connection with a Change in Control in accordance with Section 6.2(j)) or cancel an Award for cash or another Award; or (vii) require stockholder approval in order for this Plan to continue to comply with the applicable provisions of Section 162(m) of the Code. In no event may this Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of Delaware to increase the aggregate number of shares of Common Stock that may be issued under this Plan, decrease the minimum exercise price of any Award, or to make any other amendment that would require stockholder approval under the rules of any exchange or system on which the Company's securities are listed or traded at the request of the Company. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV above or as required by law, to comply with applicable law or applicable accounting rules, to correct obvious drafting errors, or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder's consent.

        12.2    Non-Transferability of Awards.    No Award shall be Transferable by the Participant (except to a Family Member, trust or partnership for the benefit of the Participant or a Family Member, or for charitable purposes, as permitted by the Committee, in its sole discretion), other than by will or by the laws of descent and distribution, and all Awards shall be exercisable, during the Participant's lifetime, only by the Participant Any attempt to Transfer any Award or benefit not otherwise permitted Committee in accordance with the foregoing sentence shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person. A Stock Option that is Transferred pursuant to the preceding sentence (i) may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution, except as may otherwise be permitted by the Committee and (ii) remains subject to the terms of this Plan and the applicable Award agreement. Any shares of Common Stock acquired by a permissible transferee shall continue to be subject to the terms of this Plan and the applicable Award agreement.

ARTICLE XIII

UNFUNDED PLAN

        13.1    Unfunded Status of Plan.    This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

ARTICLE XIV

GENERAL PROVISIONS

        14.1    Legend and Custody.    The Committee may require each person receiving shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on Transfer.

21

        All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        If stock certificates are issued in respect of an Award, the Committee may require that any stock certificates evidencing such Award be held in custody by the Company until the Award has vested or the restrictions thereon shall have lapsed, and that, as a condition of any grant of such an Award, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

        14.2    Other Plans.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

        14.3    No Right to Employment/Directorship/Consultancy.    Neither this Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate his or her employment, consultancy or directorship at any time.

        14.4    Withholding of Taxes.    The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Upon the vesting of a Restricted Stock Award (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. Any statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the advance consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

        14.5    Listing and Other Conditions.

    (a)
    Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

    (b)
    If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or

22

      other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

    (c)
    Upon termination of any period of suspension under this Section 14.5, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

    (d)
    A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

        14.6    Governing Law.    This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

        14.7    Construction.    Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

        14.8    Other Benefits.    No Award granted or paid out under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

        14.9    Costs.    The Company shall bear all expenses associated with administering this Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.

        14.10    No Right to Same Benefits.    The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

        14.11    Death/Disability.    The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant's death or Disability and to supply it with a copy of the will (in the case of the Participant's death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

        14.12    Section 16(b) of the Exchange Act.    All elections and transactions under this Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may, in its sole discretion, establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of this Plan and the transaction of business thereunder.

        14.13    Section 409A of the Code.    The Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void.

23

        14.14    Successor and Assigns.    The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

        14.15    Severability of Provisions.    If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

        14.16    Payments to Minors, Etc.    Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

        14.17    Cancellation of Award; Forfeiture of Gain.    Notwithstanding anything to the contrary contained herein, an Award agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by the Company or any Affiliate or after Termination, establishes a relationship with a competitor of the Company or any Affiliate or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate (including conduct contributing to any financial misstatements or irregularities), as determined by the Committee in its sole discretion. The Committee may provide in an Award agreement that if within the time period specified in the Award agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

        14.18    Headings and Captions.    The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

ARTICLE XV

EFFECTIVE DATE OF PLAN

        The Plan shall become effective upon the date specified by the Board in its resolution adopting the Plan, subject to the approval of the Plan by the stockholders of the Company in accordance with the requirements of the laws of the State of Delaware.

ARTICLE XVI

TERM OF PLAN

        No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date the Plan is adopted or the date of stockholder approval, but Awards granted prior to such tenth anniversary may extend beyond that date.

ARTICLE XVII

NAME OF PLAN

        This Plan shall be known as "Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan."

24

EXHIBIT A
PERFORMANCE GOALS

        Performance goals established for purposes of the vesting of performance-based Restricted Stock Awards, Performance Awards and/or Other Stock-Based Awards shall be based on one or more of the following performance goals ("Performance Goals"): (i) the attainment of certain target levels of, or a specified increase in, enterprise value or value creation targets of the Company (or any subsidiary, division or other operational unit of the Company); (ii) the attainment of certain target levels of, or a percentage increase in after-tax or pre-tax profits of the Company, including without limitation that attributable to continuing and/or other operations of the Company (or in either case a subsidiary, division, or other operational unit of the Company); (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow of the Company (or a subsidiary, division, or other operational unit of the Company); (iv) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of, the Company's bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations of the Company (or a subsidiary, division or other operational unit of the Company); (vi) the attainment of certain target levels of, or a specified percentage increase in, net sales, revenues, net income or earnings before income tax or other exclusions of the Company (or a subsidiary, division, or other operational unit of the Company); (vii) the attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital of the Company (or any subsidiary, division or other operational unit of the Company); (viii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholder equity of the Company (or any subsidiary, division or other operational unit of the Company); (ix) the attainment of certain target levels in the fair market value of the shares of the Company's Common Stock; (x) the growth in the value of an investment in the Company's Common Stock assuming the reinvestment of dividends; or (xi) a transaction that results in the sale of stock or assets of the Company. The Committee may also exclude the impact of an event or occurrence which the Committee determines should be appropriately excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or (iii) a change in accounting standards required by generally accepted accounting principles.

        In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations. The Committee may: (i) designate additional business criteria on which the performance goals may be based or (ii) adjust, modify or amend the aforementioned business criteria.

OVERSEAS SHIPHOLDING GROUP, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, June 10, 2008

The undersigned hereby appoints MORTEN ARNTZEN and MICHAEL J. ZIMMERMAN, and either of them, proxies, with full power of substitution, to vote all shares of stock of OVERSEAS SHIPHOLDING GROUP, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held at the offices of Overseas Shipholding Group, Inc., 666 Third Avenue, Sixth Floor, New York, New York, on Tuesday, June 10, 2008 at 2:00 P.M., notice of which meeting and the related Proxy Statement have been received by the undersigned, and at any adjournments thereof.

The undersigned hereby ratifies and confirms all that said proxies, or either of them, or their substitutes, may lawfully do in the premises and hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournments thereof. If only one of said proxies, or his substitute, shall be present and vote at said meeting or any adjournments thereof, then that one so present and voting shall have and may exercise all the powers hereby granted.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER INDICATED BY THE STOCKHOLDER. IN THE ABSENCE OF SUCH INDICATION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE OVERSEAS SHIPHOLDING GROUP, INC. 2004 STOCK INCENTIVE PLAN AND RE-APPROVAL OF THE SECTION 162(M) PERFORMANCE GOALS UNDER SUCH PLAN AND IN THE DISCRETION OF SAID PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

(Continued, and To Be Signed and Dated on Reverse Side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.

Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

Please mark your votes as indicated in this example	☒

FOR all Nominees (except as withheld in the space provided below)   ☐

WITHHOLD AUTHORITY to vote for all Nominees   ☐

1.	Election of Directors:

Nominees:
01	Morten Arntzen,
02	Oudi Recanati,
03	G. Allen Andreas III,
04	Alan R. Batkin,
05	Thomas B. Coleman,
06	Charles A. Fribourg,
07	Stanley Komaroff,
08	Solomon N. Merkin,
09	Joel I. Picket,
10	Ariel Recanati,
11	Thomas F. Robards,
12	Jean-Paul Vettier and
13	Michael J. Zimmerman

(To withhold authority to vote for any individual Nominee, print that Nominee’s name on the following line:)

	FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of Ernst & Young LLP as the Corporation’s independent registered public accounting firm for the year 2008: ☐	☐	☐
	FOR	AGAINST	ABSTAIN
3.	Approval of the amendment and restatement of the Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan and re-approval of the section 162(m) performance goals under such plan: ☐	☐	☐

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS CARD

Signature	Signature	Dated:	, 2008

Please sign exactly as name (or names) appears at the left. For joint accounts each owner should sign. Executors, administrators, trustees, etc. should give full title.

FOLD AND DETACH HERE

You can view the Annual Report and Proxy Statement on the Internet at http://www.osg.com/proxy

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

OVERSEAS SHIPHOLDING GROUP, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, June 10, 2008

The undersigned hereby appoints MORTEN ARNTZEN and MICHAEL J. ZIMMERMAN, and either of them, proxies, with full power of substitution, to vote all shares of stock of OVERSEAS SHIPHOLDING GROUP, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held at the offices of Overseas Shipholding Group, Inc., 666 Third Avenue, Sixth Floor, New York, New York, on Tuesday, June 10, 2008 at 2:00 P.M., notice of which meeting and the related Proxy Statement have been received by the undersigned, and at any adjournments thereof.

The undersigned hereby ratifies and confirms all that said proxies, or either of them, or their substitutes, may lawfully do in the premises and hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournments thereof. If only one of said proxies, or his substitute, shall be present and vote at said meeting or any adjournments thereof, then that one so present and voting shall have and may exercise all the powers hereby granted.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER INDICATED BY THE STOCKHOLDER. IN THE ABSENCE OF SUCH INDICATION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE OVERSEAS SHIPHOLDING GROUP, INC. 2004 STOCK INCENTIVE PLAN AND THE RE-APPROVAL OF THE SECTION 162(M) PERFORMANCE GOALS UNDER SUCH PLAN AND IN THE DISCRETION OF SAID PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

This proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the OSG SHIP MANAGEMENT, INC. SAVINGS PLAN (the Plan). This proxy, when properly executed, will be voted as directed. If no direction is given to the Trustee by 5 PM EST on June 3, 2008, the Plan’s Trustee will vote your shares held in the Plan in the same proportion as votes received from other participants in the Plan.

(Continued, and To Be Signed and Dated on Reverse Side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.

Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

Please mark your votes as indicated in this example	☒

FOR all Nominees (except as withheld in the space provided below) ☐

WITHHOLD AUTHORITY to vote for all Nominees ☐

1.	Election of Directors:

Nominees:
01	Morten Arntzen,
02	Oudi Recanati,
03	G. Allen Andreas III,
04	Alan R. Batkin,
05	Thomas B. Coleman,
06	Charles A. Fribourg,
07	Stanley Komaroff,
08	Solomon N. Merkin,
09	Joel I. Picket,
10	Ariel Recanati,
11	Thomas F. Robards,
12	Jean-Paul Vettier and
13	Michael J. Zimmerman.

(To withhold authority to vote for any individual Nominee, print that Nominee’s name on the following line:)

	FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of Ernst & Young LLP as the Corporation’s independent registered public accounting firm for the year 2008: ☐	☐	☐
	FOR	AGAINST	ABSTAIN
3.	Approval of the amendment and restatement of the Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan and re-approval of the section 162(m) performance goals under such plan: ☐	☐	☐

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS CARD

Signature	Signature	Dated:	, 2008

Please sign exactly as name (or names) appears at the left. For joint accounts each owner should sign. Executors, administrators, trustees, etc. should give full title.

FOLD AND DETACH HERE

You can view the Annual Report and Proxy Statement on the Internet at http://www.osg.com/proxy

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

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OVERSEAS SHIPHOLDING GROUP, INC. 666 THIRD AVENUE, NEW YORK, N.Y. 10017 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS June 10, 2008
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 10, 2008
OVERSEAS SHIPHOLDING GROUP, INC. 666 Third Avenue, New York, N.Y. 10017
ELECTION OF DIRECTORS
BENEFICIAL OWNERSHIP OF COMMON STOCK BY NAMED EXECUTIVE OFFICERS
INFORMATION AS TO STOCK OWNERSHIP
INFORMATION ABOUT THE BOARD AND CORPORATE GOVERNANCE
COMPENSATION AND CERTAIN TRANSACTIONS Compensation Discussion and Analysis
Minimum Price of Share of Common Stock
REPORT OF THE COMPENSATION COMMITTEE
SUMMARY COMPENSATION TABLE
ALL OTHER COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARD
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
PENSION BENEFITS AND NONQUALIFIED DEFERRED COMPENSATION
EMPLOYMENT AGREEMENTS AND SEVERANCE AND TERMINATION
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-OF-CONTROL(1)
DIRECTOR COMPENSATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OVERSEAS SHIPHOLDING GROUP, INC. 2004 STOCK INCENTIVE PLAN, RE-APPROVAL OF SECTION 162(M) PERFORMANCE GOALS UNDER PLAN
PROPOSALS FOR 2009 MEETING
GENERAL INFORMATION
TABLE OF CONTENTS
OVERSEAS SHIPHOLDING GROUP, INC.
2004 STOCK INCENTIVE PLAN as Amended and Restated as of June 10, 2008
ARTICLE I PURPOSE
ARTICLE II DEFINITIONS
ARTICLE III ADMINISTRATION
ARTICLE IV SHARE LIMITATION
ARTICLE V ELIGIBILITY
ARTICLE VI STOCK OPTIONS
ARTICLE VII STOCK APPRECIATION RIGHTS
ARTICLE VIII RESTRICTED STOCK AWARDS
ARTICLE IX PERFORMANCE AWARDS
ARTICLE X OTHER STOCK-BASED AWARDS
ARTICLE XI CHANGE IN CONTROL PROVISIONS
ARTICLE XII TERMINATION OR AMENDMENT OF PLAN/NON-TRANSFERABILITY OF AWARDS
ARTICLE XIII UNFUNDED PLAN
ARTICLE XIV GENERAL PROVISIONS
ARTICLE XV EFFECTIVE DATE OF PLAN
ARTICLE XVI TERM OF PLAN
ARTICLE XVII NAME OF PLAN
EXHIBIT A PERFORMANCE GOALS